                             NOTE PURCHASE AGREEMENT

                            DATED SEPTEMBER 30, 1996

                                     between

                          M/I SCHOTTENSTEIN HOMES, INC.

                                       and

                        THE FIRST NATIONAL BANK OF BOSTON



              $25,000,000.00 VARIABLE RATE SENIOR SUBORDINATED DEBT

                                TABLE OF CONTENTS
                                -----------------


       Section 1.      DEFINITIONS AND RULES OF INTERPRETATION   1
                       ---------------------------------------
                         Section 1.1  Definitions    1
                                      -----------
                         Section 1.2  Rules of Interpretation    15
                                      -----------------------

       Section 2.      PURCHASE AND SALE OF NOTE; REDEMPTION     16
                       -------------------------------------
                         Section 2.1  Issue of Note       16
                                      -------------
                         Section 2.2  Purchase of Note    16
                                      ----------------
                         Section 2.3  Purchase for Investment    16
                                      -----------------------
                         Section 2.4  Commitment Fee      16
                                      --------------
                         Section 2.5  Use of Proceeds     17
                                      ---------------
                         Section 2.6  Notice of Transfer of Note 17
                                      --------------------------

       Section 3.      PAYMENT OF THE NOTE       17
                       -------------------
                         Section 3.1     Stated Maturity  17
                                         ---------------
                         Section 3.2     Extension of Maturity Date     17
                                         --------------------------
                         Section 3.3     Interest on Note 18
                                         ----------------
                         Section 3.4     Mandatory Prepayments   19
                                         ---------------------
                         Section 3.5     Optional Prepayments 19
                                         --------------------
                         Section 3.6     Application of Payments 20
                                         -----------------------
                         Section 3.7     Redemption Upon Change of Control     20
                                         ---------------------------------

       Section 4.      CERTAIN GENERAL PROVISIONS 20
                       --------------------------
                         Section 4.1     Conversion Options      20
                                         ------------------
                         Section 4.2     Funds for Payments      21
                                         ------------------
                         Section 4.3     Computations     22
                                         ------------
                         Section 4.4     Inability to Determine LIBOR Rate     22
                                         ---------------------------------
                         Section 4.5     Illegality       22
                                         ----------
                         Section 4.6     Additional Interest     22
                                         -------------------
                         Section 4.7     Additional Costs, Etc.  23
                                         ---------------------
                         Section 4.8     Capital Adequacy 24
                                         ----------------
                         Section 4.9     Indemnity of Company    24
                                         --------------------
                         Section 4.10    Interest on Overdue Amounts; Late Charge      24
                                         ----------------------------------------
                         Section 4.11    Certificate      25
                                         -----------
                         Section 4.12    Limitation on Interest  25
                                         ----------------------

       Section 5.      REPRESENTATIONS AND WARRANTIES     25
                       ------------------------------
                         Section 5.1     Corporate Authority; Etc.      25
                                         -------------------------
                         Section 5.2     Title to Properties     26
                                         -------------------
                         Section 5.3     Financial Statements    27
                                         --------------------
                         Section 5.4     No Material Changes, Etc.      27
                                         -------------------------

                         Section 5.5     Franchises, Patents, Copyrights, Etc. 27
                                         ------------------------------------
                         Section 5.6     Litigation       27
                                         ----------
                         Section 5.7     No Materially Adverse Contracts, Etc. 27
                                         ------------------------------------
                         Section 5.8     Compliance with Other Instruments, Laws, Etc. 28
                                         --------------------------------------------
                         Section 5.9     Tax Status       28
                                         ----------
                         Section 5.10    No Event of Default     28
                                         -------------------
                         Section 5.11    Holding Company and Investment Company Acts   28
                                         -------------------------------------------
                         Section 5.12    ERISA   28
                                         -----
                         Section 5.13    Regulations U and X     29
                                         -------------------
                         Section 5.14    Full Disclosure  29
                                         ---------------
                         Section 5.15    Subsidiaries     29
                                         ------------
                         Section 5.16    Private Offering 29
                                         ----------------
                         Section 5.17    Brokers 30
                                         -------
                         Section 5.18    Other Debt       29
                                         ----------
                         Section 5.19    Environmental Compliance 30
                                         ------------------------
                         Section 5.20    Loan Documents   30
                                         --------------
                         Section 5.21    Solvency 30
                                         --------

       Section 6.      AFFIRMATIVE COVENANTS OF THE COMPANY      30
                       ------------------------------------
                         Section 6.1     Punctual Payment 30
                                         ----------------
                         Section 6.2     Maintenance of Office   31
                                         ---------------------
                         Section 6.3     Records and Accounts    31
                                         --------------------
                         Section 6.4     Financial Statements, Certificates and Information  31
                                         --------------------------------------------------
                         Section 6.5     Notices 32
                                         -------
                         Section 6.6     Existence; Maintenance of Properties  33
                                         ------------------------------------
                         Section 6.7     Insurance        33
                                         ---------
                         Section 6.8     Taxes   33
                                         -----
                         Section 6.9     Further Assurances      34
                                         ------------------
                         Section 6.10    Compliance with Laws, Contracts, Licenses, and Permits    34
                                         ------------------------------------------------------
                         Section 6.11    ERISA Compliances   34
                                         -----------------
                         Section 6.12    Consolidated Tangible Net Worth   34
                                         -------------------------------
                         Section 6.13    Transfer of Note; Rating   34
                                         ------------------------
                         Section 6.14    Interest Cap     35
                                         ------------

       Section 7.      NEGATIVE COVENANTS OF THE COMPANY  35
                       ---------------------------------
                         Section 7.1     Restrictions on Indebtedness   35
                                         ----------------------------
                         Section 7.2     Restrictions on Liens, Etc.    36
                                         --------------------------
                         Section 7.3     Restrictions on Contingent Obligations    37
                                         --------------------------------------
                         Section 7.4     Restrictions on Investments    39
                                         ---------------------------
                         Section 7.5     Restrictions on Uncommitted Land      39
                                         --------------------------------
                         Section 7.6     Restriction on Distributions   40
                                         ----------------------------
                         Section 7.7     Restriction on Fundamental Changes    40
                                         ----------------------------------
                         Section 7.8     Transactions with Affiliates and Officers     40
                                         -----------------------------------------
                         Section 7.9     Restrictions on Negative Pledges      41
                                         --------------------------------

       Section 8.      CLOSING CONDITIONS        41
                       ------------------
                         Section 8.1     Execution of Agreement  41
                                         ----------------------
                         Section 8.2     Certified Copies of Organizational Documents  41
                                         --------------------------------------------
                         Section 8.3     Bylaws; Resolutions     42
                                         -------------------
                         Section 8.4     Incumbency Certificate; Authorized Signers    42
                                         ------------------------------------------
                         Section 8.5     Opinion of Counsel      42
                                         ------------------
                         Section 8.6     Payment of Fees  42
                                         ---------------
                         Section 8.7     Performance; No Default 42
                                         -----------------------
                         Section 8.8     Representations and Warranties 42
                                         ------------------------------
                         Section 8.9     Proceedings and Documents      42
                                         -------------------------
                         Section 8.10    Compliance Certificate  43
                                         ----------------------
                         Section 8.11    Senior Debt Consents    43
                                         --------------------
                         Section 8.12    No Legal Impediment     43
                                         -------------------

       Section 9.      CONDITIONS TO FUNDING DATE    43
                       --------------------------
                         Section 9.1     Funding Date     43
                                         ------------
                         Section 9.2     Satisfaction of Existing Subordinated Notes   43
                                         -------------------------------------------
                         Section 9.3     Material Adverse Effect 44
                                         -----------------------
                         Section 9.4     Prior Conditions Satisfied     44
                                         --------------------------
                         Section 9.5     Representations True; No Default      44
                                         --------------------------------
                         Section 9.6     Proceedings and Documents      44
                                         -------------------------
                         Section 9.7     Delivery of Note    44
                                         ----------------
                         Section 9.8     Delivery of Updated Resolutions, Legal Opinions, Etc.     44
                                         -----------------------------------------------------
                         Section 9.9     Acquisition of Interest Rate Cap      44
                                         --------------------------------
                         Section 9.10    Capital Stock      44
                                         -------------
                         Section 9.11    Waiver of Conditions      44
                                         --------------------

       Section 10.     EVENTS OF DEFAULT; ACCELERATION; ETC.     45
                       -------------------------------------
                         Section 10.1    Events of Default and Acceleration    45
                                         ----------------------------------
                         Section 10.2    Cure Periods     47
                                         ------------
                         Section 10.3    Remedies      47
                                         --------

       Section 11.     SUBORDINATION OF THE NOTE    48
                       -------------------------
                         Section 11.1    Certain Definitions     48
                                         -------------------
                         Section 11.2    Subordinated Indebtedness Subordinated to Superior Indebtedness   48
                                         ---------------------------------------------------------------
                         Section 11.3    Dissolution, Liquidation, Reorganization, Etc.    48
                                         ----------------------------------------------
                         Section 11.4    No Payment With Respect to Subordinated Indebtedness
                                         ----------------------------------------------------
                                         in Certain Circumstances     49
                                         ------------------------
                         Section 11.5    Payments and Distributions Received     51
                                         -----------------------------------
                         Section 11.6    Subrogation      52
                                         -----------
                         Section 11.7    Obligations Unimpaired     52
                                         ----------------------
                         Section 11.8    Holders of Subordinated Indebtedness Entitled to Assume
                                         -------------------------------------------------------
                                         Payments Not Prohibited in Absence of Notice  52
                                         --------------------------------------------
                         Section 11.9    Section 11 Not to Prevent Events of Default  53
                                         -------------------------------------------

       Section 12.     EXPENSES   53
                       --------

       Section 13.     MISCELLANEOUS     54
                       -------------
                         Section 13.1    Registered Notes 54
                                         ----------------
                         Section 13.2    Exchange of Notes 54
                                         -----------------
                         Section 13.3    Loss, Theft, Etc. of Notes     54
                                         --------------------------
                         Section 13.4    Survival of Covenants   55
                                         ---------------------
                         Section 13.5    Waiver of Stay, Extension or Usury    55
                                         ----------------------------------
                         Section 13.6    Notices 55
                                         -------
                         Section 13.7    Governing Law    56
                                         -------------
                         Section 13.8    Headings 56
                                         --------
                         Section 13.9    Counterparts     56
                                         ------------
                         Section 13.10  Entire Agreement, Etc.   57
                                        ---------------------
                         Section 13.11  Consents, Amendments, Waivers, Etc.    57
                                        ----------------------------------
                         Section 13.12  Severability      57
                                        ------------
                         Section 13.13  Successors and Assigns   57
                                        ----------------------
                         Section 13.14  Waiver of Jury Trial.    57
                                        --------------------
                         Section 13.15  Multiple Holders of the Note    58
                                        ----------------------------
                         Section 13.16  Relationship      58
                                        ------------
                         Section 13.17  Time of the Essence      58
                                        -------------------


SCHEDULE 5.15(a) - Subsidiaries of the Company
----------------
SCHEDULE 5.15(b) - Schedule of Partnerships and Joint Ventures
----------------

SCHEDULE OF EXHIBITS
--------------------

Exhibit A - Variable Rate Senior Subordinated Note
---------
Exhibit B - Form of Request for Extension of Note
---------

                             NOTE PURCHASE AGREEMENT
                             -----------------------


         THIS NOTE PURCHASE AGREEMENT is made this 30th day of September, 1996, by and between M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation having its principal place of business at 41 South High Street, 24th Floor, Columbus, Ohio 43215 (the "Company"), and THE FIRST NATIONAL BANK OF BOSTON, a national banking association (the "Purchaser").

         SECTION 1. DEFINITIONS AND RULES OF INTERPRETATION.
         ---------------------------------------------------

                  Section 1.1 DEFINITIONS. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

         ADDITIONAL PERMITTED SENIOR DEBT. See Section 7.1(g).

         AFFILIATE. Affiliate shall mean (a) any Person (other than a Subsidiary of the Company) which, directly or indirectly, controls, is controlled by or is under common control with the Company, or (b) any Person who is a director, officer or key employee of Company, any Subsidiary of the Company or any Person described in clause (a) of this definition. For purposes of this definition, "control" of a Person means the power, direct or indirect, to vote twenty percent (20%) or more of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

         AGREEMENT. This Note Purchase Agreement, including the SCHEDULES and EXHIBITS hereto.

         BALANCE SHEET DATE. June 30, 1996.

         BANKRUPTCY CODE. See Section 11.1(a).

         BASE RATE. The annual rate of interest announced from time to time by Reference Bank at Reference Bank's Office as its "base rate". The base rate is not necessarily the best interest rate offered by Reference Bank. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective.

         BASE RATE OBLIGATION. The principal balance of the Note bearing interest calculated by reference to the Base Rate.

         BUSINESS DAY. Any day on which banking institutions in Boston, Massachusetts are open for the transaction of banking business and, in the case of a LIBOR Rate Obligation, which also is a LIBOR Business Day.

         CAPITAL STOCK. Any shares, interests, participations or other equivalents (however designated) in or of the equity of a Person (including, without limitation, common stock, preferred stock, any other class of stock, and joint venture and partnership interests).

         CASH EQUIVALENTS. Securities with maturities of 180 days or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, certificates of deposit and bankers' acceptances, each issued by any bank a party to the Credit Agreement and each with a maturity of 180 days or less from the date of acquisition, and commercial paper of a domestic issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service, Inc. with a maturity of not more than 180 days.

         CAPITALIZED LEASE. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with GAAP.

         CHANGE OF CONTROL. A Change of Control shall be deemed to occur upon the occurrence of any of the following events: (a) any Person or group of related Persons (other than Irving E. Schottenstein and the Estate of Melvin L. Schottenstein and the immediate families of Irving E. Schottenstein and Melvin
L. Schottenstein or trusts for the benefit of their respective children and grandchildren) owns or controls more than thirty-three and 1/3 percent (33.33%) of the outstanding voting capital stock of the Company; or (b) Irving E. Schottenstein or trusts for the benefit of his children and grandchildren, or Robert Schottenstein or Steven Schottenstein or their immediate families or trusts for the benefit of their respective children and grandchildren, shall in the aggregate own or control less than eighty percent (80%) of the amount of the outstanding voting capital stock of the Company owned or controlled by such Persons as of the Funding Date; or (c) none of Irving E. Schottenstein, Robert Schottenstein or Steven Schottenstein shall be Chairman of the Board or President of the Company.

         CHANGE OF CONTROL OFFER. See Section 3.7.

         CHANGE OF CONTROL PAYMENT DATE. See Section 3.7.

         CLOSING DATE. The date on which all of the conditions set forth in
Section 8 shall have been satisfied by the Company.

         CODE. The Internal Revenue Code of 1986, as amended.

         COMMONLY CONTROLLED ENTITY. An entity, whether or not incorporated, which is under common control with the Company within the meaning of Section 414(b) or (c) of the Code.

         COMPANY. As defined in the preamble hereto.

         CONSOLIDATED EARNINGS. At any date, the amount which would be set forth opposite the caption "net income" (or any like caption) in a consolidated statement of income or operations of the Company and its Subsidiaries at such date prepared in accordance with GAAP.

         CONSOLIDATED INTEREST EXPENSE. For any period, interest expense on Indebtedness of the Company and its Subsidiaries for such period, in each case determined on a consolidated basis in accordance with GAAP.

         CONSOLIDATED INTEREST INCURRED. For any rolling 12 month period, all interest incurred during such period on outstanding Indebtedness of the Company and its Subsidiaries irrespective of whether such interest is expensed or capitalized by the Company or its Subsidiaries, in each case determined on a consolidated basis.

         CONSOLIDATED TANGIBLE NET WORTH. At any date Consolidated Tangible Net Worth shall be the excess, if any, of the total amount of assets over the total amount of liabilities, deferred credits and minority interests, as the same would appear in a consolidated balance sheet of the Company and its Subsidiaries at such date prepared in accordance with GAAP, less the book value of all intangible assets, determined in accordance with GAAP.

         CONSTRUCTION BONDS. Bonds issued by surety bond companies for the benefit of, and as required by, municipalities or other political subdivisions to secure the Company's performance of its obligations relating to lot improvements and subdivision development and completion.

         CONTINGENT OBLIGATION. As to any Person, any reimbursement obligation (including obligations to reimburse the banks under the Credit Agreement for draws on letters of credit) of such Person in respect of drafts that may be drawn under letters of credit, any reimbursement obligations of such Person in respect of surety bonds (including reimbursement obligations in respect of Construction Bonds), and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations primarily to pay money ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including without limitation any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or
(d) otherwise to assure or hold harmless the obligee under such primary obligation against loss in respect thereof; provided, however, that the term "Contingent Obligation" shall not include (A) endorsements of instruments for deposit or collection in the ordinary course of business, (B) Mortgage Loan

Repurchase Obligations, or (C) obligations under lot purchase contracts entered into in the ordinary course of business.

         CONVERSION REQUEST. A notice given by the Company to the Purchaser of its election to convert or continue the principal balance of the Note in accordance with Section 4.1.

         CREDIT AGREEMENT. The Restated Revolving Credit Loan, Seasonal Loan and Standby Letter of Credit Agreement effective as of September 29, 1995 by and among the Company, Bank One, Columbus, N.A., individually and as agent, The Huntington National Bank, NBD Bank, National City Bank, Columbus and The First National Bank of Boston, as amended by that certain First Amendment to, and consent to Assignment to The First National Bank of Chicago by NBD Bank of Its Rights and Interests Under, Restated Revolving Credit Loan, Seasonal Loan and Standby Letter of Credit Agreement dated as of May 7, 1996, as the same may be extended, renewed or replaced from time to time.

         DEFAULT.  See Section 10.1.

         DEVELOPED LOTS. Developed Lots shall mean (a) all residential lots with respect to which (i) development has been completed to such an extent that permits that allow use and construction, including building, sanitary sewer and water, could be obtained for a detached or attached single family house (including a townhouse condominium building or condominium building) on each such lot, and (ii) Start of Construction has not occurred; and (b) all lots zoned for commercial use that have sewer and water available for use at such lots. The value of Developed Lots shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP; provided, however, that the total value (calculated in accordance with GAAP) of commercial lots constituting Developed Lots shall not exceed $1,000,000 at any one time.

         DISTRIBUTION. With respect to any Person, the declaration or payment of any cash, property securities, dividend or distribution on or in respect of any Capital Stock or in respect of any warrants, options or other rights other than dividends or distributions payable solely in common stock of such Person; the purchase, redemption, exchange or other acquisition or retirement of any Capital Stock, whether now or hereafter outstanding, directly or indirectly through a Subsidiary or Affiliate of such Person or otherwise, whether in cash, property, securities or in obligations of such Person; the return of capital by such Person to its shareholders or partners as such; the setting aside of any of the assets of a Person to accomplish any of the foregoing; or any other distribution on or in respect of any shares of any Capital Stock.

         DOLLARS or $. Dollars in lawful currency of the United States of America.

         EBITDA. For any rolling 12 month period, on a consolidated basis for the Company and its Subsidiaries, the sum of the amounts for such period of (a) Consolidated Earnings, PLUS (b) charges against income for federal, state and local income taxes, PLUS

(c) Consolidated Interest Expense, PLUS (d) depreciation and amortization expense, PLUS (e) extraordinary losses EXCLUSIVE of any such losses that are attributable to the write-down or other downward revaluation of assets (including the establishment of reserves), MINUS (x) interest income, MINUS (y) all extraordinary gains.

         ELIGIBLE DEVELOPED LOTS SOLD. Eligible Developed Lots Sold shall mean all Developed Lots which the Company has recorded as sold in accordance with its usual accounting practices to any Person other than an Affiliate or Subsidiary of the Company. The value of Eligible Developed Lots Sold shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by Eligible Developed Lots Sold and which is Permitted Secured Indebtedness.

         ELIGIBLE DEVELOPED LOTS UNSOLD. Eligible Developed Lots Unsold shall mean all Developed Lots which the Company has not recorded as sold in accordance with its usual accounting practices, or which the Company has recorded as sold to an Affiliate or Subsidiary of the Company. The value of Eligible Developed Lots Unsold shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by Eligible Developed Lots Unsold and which is Permitted Secured Indebtedness.

         ELIGIBLE MODEL HOUSES. Eligible Model Houses shall mean (a) all completed detached or attached single family houses (including townhouse condominiums and condominiums) which are being used by the Company as sales models, and the lots on which such houses are located, and (b) detached or attached (including townhouse condominiums and condominiums) single family houses for which there has been a Start of Construction which upon completion will be used by Company as sales models, and the lots on which such houses are located. The value of Eligible Model Houses shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP except for the costs of any furnishings, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Model Houses and which is Permitted Secured Indebtedness; provided, however, that (x) the aggregate value of attached (including townhouse condominiums and condominiums) single family homes constituting Eligible Model Houses shall not exceed $6,000,000, and (y) the aggregate value of all Eligible Model Houses shall not exceed $50,000,000.

         ELIGIBLE MORTGAGE LOAN. At any date an original (not a rewritten or renewed) loan evidenced by a note and secured by a first mortgage on residential real property which (a) M/I Financial Corp. has made to enable a natural person or persons to purchase a home from the Company or another Person that is substantially completed, (b) is not more than 60 days old as determined by the date of the note which evidences such loan, and (c) is subject, or M/I Financial Corp. reasonably believes is subject, to a Purchase Commitment; provided, however, that the amount of Eligible Mortgage Loans consisting of loans made by M/I Financial Corp. for the purchase of homes from any Person other than the Company shall not, in the aggregate at any one time outstanding, exceed the amount of $7,000,000.00.

         ELIGIBLE PRODUCTION INVENTORY. Eligible Production Inventory shall mean all detached or attached (including townhouse condominiums and condominiums) single family houses which are completed (including Speculative Houses but excluding Eligible Model Houses and Rental Houses, if any) or for which there has been a Start of Construction (including Speculative Houses but excluding Eligible Model Houses and Rental Houses, if any), and the lots on which such houses are located. The value of Eligible Production Inventory shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Production Inventory and which is Permitted Secured Indebtedness; provided that the cost of obtaining commitments for financing terms to be provided to the buyers of Eligible Production Inventory shall be excluded.

         ELIGIBLE RAW LAND AND LAND UNDER DEVELOPMENT. Eligible Raw Land and Land Under Development shall mean all land other than land included in the definition of Eligible Model Houses, Rental Houses (if any), Eligible Production Inventory, Eligible Developed Lots Sold or Eligible Developed Lots Unsold. The value of Eligible Raw Land and Land Under Development shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized in accordance with GAAP, but shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Eligible Raw Land and Land Under Development and which is Permitted Secured Indebtedness.

         ENVIRONMENTAL LAWS. At any date, all provisions of law, statutes, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of the environment, the air, the waters and ground water contamination.

         ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         EVENT OF DEFAULT. See Section 10.1.

         EXISTING SUBORDINATED NOTES. Each of the "Original Notes" and "Exchange Notes" now or hereafter issued pursuant to the Indenture.

         FANNIE MAE. The Federal National Mortgage Association, or any successor thereto.

         FUNDING DATE. The date on which the conditions set forth in Section 9 are satisfied by the Company; provided, however, that in no event shall the Funding Date occur prior to December 1, 1996 or later than December 31, 1996.

         GAAP. Generally accepted accounting principles in the United States of America as in effect at the time any determination is made or financial statement is required hereunder as promulgated by the American Institute of Certified Public Accountants, the Accounting Principles Board, the Financial Accounting Standards Board or any other body existing from time to time which is authorized to establish or interpret such principles, applied on a consistent basis throughout any applicable period, subject to any change required by a change in GAAP; provided, however, that if any change in generally accepted accounting principles from those applied in preparing the financial statements referred to in Section 5.3 hereof affects the calculation of any financial covenant contained herein, the Company and the Purchaser hereby agree to amend this Agreement to the effect that each such financial covenant is not more or less restrictive than such covenant as in effect on the date hereof using generally accepted accounting principles consistent with those reflected in such financial statements.

         GUARANTEED HNB JOINT VENTURES LETTERS OF CREDIT. That portion of the standby letters of credit (including joint venture letters of credit) issued by The Huntington National Bank for the account of joint ventures of which the Company is a partner pursuant to the HNB Joint Ventures Letter of Credit Agreement that the Company has guaranteed in accordance with the terms of the HNB Joint Ventures Letter of Credit Agreement.

         HAZARDOUS SUBSTANCES. Hazardous Substances shall mean any hazardous waste, hazardous substances, pollutant, contaminant, toxic substance, oil, hazardous material or other chemical or substance regulated by any Environmental Law.

         HNB JOINT VENTURES LETTER OF CREDIT AGREEMENT. The Agreement to Issue Letters of Credit dated as of June 8, 1994 between The Huntington National Bank and the Company, as amended by that certain First Amendment to the Agreement to Issue Letters of Credit dated September 29, 1995.

         INDEBTEDNESS. As to any Person, at a particular time, (a) indebtedness for borrowed money or for the deferred purchase price of property or services (including without limitation any such indebtedness which is non-recourse to the credit of such Person but is secured by assets of such Person) other than current (due and payable within 12 months or less), unsecured obligations for operating expense items incurred in the ordinary course of business, (b) any other indebtedness evidenced by promissory notes or other debt instruments, (c) obligations under material leases which shall have been or should be, in accordance with GAAP, recorded as capitalized leases, (d) indebtedness arising under acceptance facilities, (e) indebtedness arising under unpaid reimbursement obligations (including obligations to reimburse the banks under the Credit Agreement for draws made under letters of credit) in respect of all drafts actually drawn under letters of credit (including letters of credit issued pursuant to or contemplated by the Credit Agreement) issued for the account of such Person, (f) indebtedness arising under unpaid reimbursement obligations in respect of all payments actually made under surety bonds (including payments actually made under Construction Bonds), and (g) the incurrence of withdrawal liability under Title IV of ERISA by such Person or a Commonly Controlled Entity to a Plan.

         INDENTURE. The Indenture dated as of December 1, 1991 between the Company and Ameritrust Company National Association, as Trustee, as amended by a Supplemental Indenture dated April 22, 1992.

         INTEREST CAP. See Section 9.9.

         INTEREST PAYMENT DATE. Each March 15, June 15, September 15 and December 15 during the term of the Note, with the first Interest Payment Date being March 15, 1997.

         INTEREST PERIOD. With respect to the LIBOR Rate Obligation (a) initially, the period commencing on the Reference Date of such Obligation and ending three (3) months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such obligation and ending three (3) months thereafter; PROVIDED that all of the foregoing provisions relating to the Interest Period are subject to the following:

                  (A) if any Interest Period with respect to the LIBOR Rate Obligation would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end on, and the next Interest Period shall commence on, the next preceding or succeeding LIBOR Business Day as determined conclusively by the Purchaser in accordance with the then current bank practice in the London Interbank Market;

                  (B) if the Company shall fail to give notice as provided in
         Section 4.1, the Company shall be deemed to have requested to continue the LIBOR Rate Obligation as a LIBOR Rate Obligation on the last day of the then current Interest Period with respect thereto;

                  (C) no Interest Period relating to the LIBOR Rate Obligation shall extend beyond the Maturity Date or the next Interest Payment Date; and

                  (D) in the event that the Funding Date shall be on a date other than December 15, 1996, then the first Interest Period shall commence on the Funding Date and end on the first Interest Payment Date (subject to clause (A) above).

Notwithstanding the foregoing, at all times that the Purchaser shall have selected option (b) under the definition of "LIBOR Rate", each Interest Period shall commence on the day immediately following the last Interest Payment Date and end on the date of the next succeeding Interest Payment Date.

         INVESTMENTS. With respect to any Person, all shares of Capital Stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business or assets of any other Person and commitments and options to make such purchases, all interests in real property other than land and lots acquired in the ordinary course of business, and all other investments; PROVIDED, HOWEVER, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms. In determining the aggregate amount of Investments outstanding at any particular time: (a) the amount of any investment represented as a guaranty shall be taken at not less than the principal amount of the obligations guaranteed and still outstanding; (b) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (c) there shall be deducted in respect of each such Investment any amount received as a return of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution); (d) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (b) may be deducted when paid; and (e) there shall not be deducted from the aggregate amount of Investments any decrease in the value thereof.

         INVESTMENTS IN JOINT VENTURES. Investments in Joint Ventures shall mean Investments in joint ventures that are general partnerships, limited partnerships, limited liability companies, corporations or any other business association formed for the purpose of acquiring land, the majority of which land is zoned residential and is to be developed into residential lots for attached or detached single family housing (including a townhouse condominium building or condominium building), and/or performing such development. The value of Investments in Joint Ventures shall be calculated in accordance with GAAP.

         JUDICIAL PROCEEDINGS. See Section 11.1(b).

         LIBOR BUSINESS DAY. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

         LIBOR RATE. For any Interest Period with respect to the LIBOR Rate Obligation, the rate per annum reported at approximately 11:00 a.m. Boston time two LIBOR Business Days prior to the beginning of such Interest Period on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London Interbank Offered Rate for U. S. dollar deposits for the number of days comprised in such Interest Period (or with respect to the initial Interest Period commencing on the Funding Date, for a period approximating such initial Interest Period as determined by Purchaser in its sole discretion) and in an amount comparable to the amount of the LIBOR Rate Obligation to which such Interest Period applies. If such page shall cease to be publicly available, then the Purchaser may utilize any other publicly available source of similar market data as selected by the Purchaser to determine such rate.

         LIBOR RATE OBLIGATION. The principal amount of the Note bearing interest calculated by reference to a LIBOR Rate.

         LIEN. Any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, charge, encumbrance, lien (statutory or other), preference, priority or other security agreement or similar preferential arrangement of any kind or nature whatsoever (including without limitation any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the authorized filing by or against a Person of any financing statement as debtor under the Uniform Commercial Code or comparable law of any jurisdiction). A restriction, covenant, easement, right of way, or similar encumbrance affecting any interest in real property owned by the Company and which does not secure an obligation to pay money is not a Lien.

         MATERIAL ADVERSE EFFECT. Material adverse effect on (a) the business, properties, operations, income, assets or conditions, financial or otherwise, of the Company and its Subsidiaries, or (b) the ability of the Company to perform or (as a result of action taken by the Company or any Subsidiary) the ability of the Purchaser to enforce any obligation or liability under the Note Documents or any of them.

         MATURITY DATE. December 15, 2001, subject to extension as provided in
Section 3.2.

         M/I ANCILLARY BUSINESSES. Businesses that are corporations, limited partnerships, limited liability partnerships or limited liability companies which are engaged solely in activities reasonably related to the sale and closing of single family housing and the residential mortgage banking business and in which the Company or any Subsidiary has an investment or other interest, provided that such investment or other interest shall be as (a) a shareholder if the business is a corporation, (b) a limited partner if the business is a limited partnership, (c) a limited liability partner if the business is a limited liability partnership, or (d) a limited liability member if the business is a limited liability company.

         M/I FINANCIAL CORP. M/I Financial Corp., an Ohio corporation, and, as of the date of this Agreement, the only Subsidiary of the Company.

         M/I FINANCIAL CORP. LOAN AGREEMENT. The Revolving Credit Agreement dated July 19, 1996, by and among M/I Financial Corp., the Company and Bank One, Columbus, N.A., as the same may be extended, renewed or replaced from time to time.

         MORTGAGE LOAN REPURCHASE OBLIGATIONS. Those obligations (as more particularly described in this definition) of M/I Financial Corp. under a Purchase Commitment to repurchase (a) Eligible Mortgage Loans, (b) first mortgage loans that are not Eligible Mortgage Loans solely because either (i) the mortgagor did not purchase from the Company the home subject to such mortgage loan, or (ii) such mortgage loan is more than 60 days old as determined by the date of the note which evidences such loan, (c) those second mortgage loans permitted by paragraph (f) of the definition of Permitted Investments, and
(d) those first mortgage refinancing loans permitted by paragraph (g) of the definition of Permitted Investments; provided, the obligations to repurchase the mortgage loans described in clauses (a) through (d) of this definition shall exist only if (A) such mortgage loans do not meet for any reason the investor guidelines and underwriting criteria for such Purchase Commitment, (B) M/I Financial Corp. or its employees engage in any fraudulent conduct or misrepresentation, (C) the mortgagor fails to make timely payment of any of the first, second, third or fourth installments due under such mortgage loan, and such delinquency remains uncured for a period of more than 90 days or results in a foreclosure action, (D) the mortgagor fails to make timely payment of two or more monthly installments within six months from the date such mortgage loan is purchased by such secondary market lender, (E) the mortgagor engages in fraudulent conduct or misrepresentation, or (F) with respect to mortgage loans issued pursuant to the North Carolina Housing Finance Authority bond programs, the mortgagor fails to make timely payment of the first installment due under such mortgage loans.

         NOTE. The Variable Rate Senior Subordinated Note, to be dated the Funding Date, made by the Company to the order of Purchaser in the principal face amount of $25,000,000.00.

         NOTE DOCUMENTS. This Agreement and the Note.

         NOTE REGISTER. See Section 13.1.

         OFFICE BUILDING. The office building to be constructed by the Office Building Limited Liability Company on Morse Road in Columbus, Ohio in which the Company will be a tenant.

         OFFICE BUILDING LIMITED LIABILITY COMPANY. Northeast Office Venture, Limited Liability Company, formed under Delaware law, the ownership interest of which is 33 % in the Company, 33 % in Limited Oval Office I, Inc., a Delaware corporation, and 33 % in The Georgetown Company, a New York general partnership, the purpose of which limited liability company is for the construction and operation of the Office Building.

         OFFICE BUILDING LOAN OBLIGATIONS. The joint and several obligations of the Company, as a guarantor or as a direct borrower or direct co-borrower, on the construction loan from Bank One, Columbus, N.A. for the construction of the Office Building, provided that the principal amount of such loan and the Company's obligations thereunder shall not at any time exceed $8,500,000, and further provided that the maturity date of such loan shall not be later than June 30, 1997.

         PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

         PERMISSIBLE SECURITIES. See Section 11.1(c).

         PERMITTED INVESTMENTS. The making or commitment to make any advance, loan, extension of credit or capital contribution to, or purchase of stock, bonds, note, debenture or other security of, or make any other Investment in, any Person, in any or all of the following:

                  (a) Investments in Cash Equivalents;

                  (b) extensions of credit in connection with the sale of land, secured by land sold, which do not exceed in the aggregate $7,500,000 at any one time outstanding and which have a maximum maturity of five years;

                  (c) loans and advances to officers and employees of the Company or its Subsidiaries, to other Persons in the ordinary course of business or as permitted by the internal rules of the Company, which do not exceed in the aggregate $2,000,000 at any one time outstanding;

                  (d) any Investments in M/I Financial Corp. or any other Subsidiary now in existence or hereafter created which is wholly-owned and controlled by the Company;

                  (e) first mortgage loans made in the ordinary course of M/I Financial Corp.'s business to natural persons for the purchase of residential real property;

                  (f) second mortgage loans made in the ordinary course of M/I Financial Corp.'s business to natural persons for the purchase of residential real property, provided that such second mortgage loans shall be made only in connection with a specific financing program to natural persons who have a first mortgage loan from M/I Financial Corp. with respect to the same real property;

                  (g) first mortgage loans made in the ordinary course of M/I Financial Corp.'s business to natural persons for the purpose of refinancing an existing first mortgage loan;

                  (h) Investments by M/I Financial Corp. made in the ordinary course of business in the stock of Fannie Mae to the extent required for M/I Financial Corp. to sell mortgages to Fannie Mae;

                  (i) Investments by M/I Financial Corp. in the ordinary course of its business in standard instruments hedging against interest rate risk incurred in the origination and sale of mortgage loans, in each case matching a hedging instrument or instruments to specific mortgages or groups of mortgages, but in no event including investments in future contracts, options contracts or other derivative investment vehicles acquired as independent investments;

                  (j) Investments in the Office Building Limited Liability Company specifically for the purpose of constructing, owning and operating the Office Building; and

                  (k) investments in, advances to, and contingent obligations related to the obligations of, the M/I Ancillary Businesses in an amount not to exceed $100,000 in the aggregate.

         PERMITTED SECURED INDEBTEDNESS. Secured Indebtedness in respect of capitalized lease obligations and purchase money obligations, provided that (a) the Liens securing such Indebtedness do not at any time encumber any property other than the property financed by such secured Indebtedness, and (b) the Indebtedness secured thereby shall not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition; and provided further that the aggregate amount of any such secured Indebtedness at any one time outstanding by the Company and its Subsidiaries shall not exceed $15,000,000.00 on a consolidated basis.

         PERSON. Any individual, corporation, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

         PLAN. Any pension plan which is covered by Title IV of ERISA and in respect of which the Company or a Commonly Controlled Entity is an "employer" as defined in Section 3(5) of ERISA.

         PURCHASE COMMITMENT. A commitment from a secondary market lender, pursuant to an agreement with M/I Financial Corp., either with respect to a particular mortgage loan or with respect to mortgage loans meeting specified criteria, to purchase such mortgage loan or loans without recourse (except for Mortgage Loan Repurchase Obligations) for an amount not less than the difference of (a) the face amount of the note evidencing such mortgage loan(s), minus (b) the sum of (i) the points agreed upon between M/I Financial Corp. and such secondary market lender, and (ii) the amount of funds (for example, without limitation, escrow funds and origination fees), other than points received by M/I Financial Corp. at the loan closing from the mortgagor.

         PURCHASER. The First National Bank of Boston, and its successors and assigns.

         PURCHASER'S HEAD OFFICE. The Purchaser's head office located at 100 Federal Street, Boston, Massachusetts 02110, or at such other location as the Purchaser may designate from time to time by notice to the Company.

         REFERENCE BANK. The First National Bank of Boston or its successors.

         REFERENCE DATE. The Funding Date and the date on which the outstanding principal balance of the Note is converted or combined in accordance with
Section 4.1.

         RENTAL HOUSES. Rental Houses shall mean (a) all completed detached or attached (including townhouse condominiums and condominiums) single family houses which are rented to third parties or held for rental by the Company or which were previously so held and are currently held for sale, and (b) detached or attached (including townhouse condominiums and condominiums) single family houses for which there as been a Start of Construction which upon completion will be rented to third parties or will be held for rental by the Company. The value of Rental Houses shall be calculated in accordance with GAAP and shall include all associated costs required to be capitalized under GAAP.

         REPORTABLE EVENT. Any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder.

         SEC. The federal Securities and Exchange Commission.

         SENIOR DEBT. Senior Debt shall mean all Indebtedness for money borrowed by the Company, before or after the date of the Note, created or evidenced by notes or similar instruments executed and delivered pursuant to (a) the Credit Agreement up to the sum of (i) an aggregate principal Indebtedness thereunder, excluding reimbursement obligations relating to drawn letters of credit issued or outstanding pursuant thereto (and excluding any obligations with respect to letters of credit issued or outstanding pursuant thereto but which are undrawn, not exceeding $200,000,000.00, plus (ii) an aggregate principal Indebtedness thereunder arising solely from reimbursement obligations relating to drawn letters of credit that were issued or outstanding pursuant to the Credit Agreement (but excluding any obligations with respect to letters of credit issued or outstanding pursuant thereto but which are undrawn), not exceeding $21,000,000.00, (b) the M/I Financial Corp. Loan Agreement up to an aggregate principal Indebtedness thereunder not exceeding $30,000,000.00, (c) Indebtedness incurred solely with respect to Construction Bonds or completion guaranties delivered to municipalities or other political subdivisions to secure the Company's performance of obligations related to lot improvements and subdivision development and completion and which are not obligations for borrowed money, and (d) any other Indebtedness for money borrowed by the Company, before or after the date of the Note, created or evidenced by notes, bonds, debentures or other similar instruments or by loan agreement under which the Indebtedness is reflected in a loan account (but excluding any trade debt) in an aggregate principal amount not to exceed $15,000,000.00, and amendments, renewals, modifications, extensions and refundings (but specifically excluding any increases over the limits set forth above) of any such Indebtedness; provided, however, that in no event shall any of such Indebtedness be considered as "Senior Debt" hereunder if in any instrument or instruments evidencing or securing the same or pursuant to which the same are outstanding, or under any such amendment, renewal, extension or refunding, it is provided that such Indebtedness is not superior in right of payment to the Note or that such Indebtedness is PARI PASSU with or junior in right of payment to the Note. Senior Debt shall not include any Indebtedness that is payable to any Subsidiary or Affiliate of the Company, any director, officer or employee of any thereof, or pursuant to or in connection with any Investments in Joint Ventures; provided that Senior Debt may, subject to the limits set forth above, include Indebtedness of the Company to lenders that have extended credit or financing to joint ventures, partnerships or other permitted entities in which the Company has made Investments in Joint Ventures as permitted by this Agreement (including Indebtedness with respect to Guaranteed HNB Joint Ventures Letters of Credit).

         SHAREHOLDER'S EQUITY. At any date, the amount which would be set forth opposite the caption "Shareholders Equity" or "Stockholders Equity" (or any like caption) in a consolidated balance sheet of the Company and its Subsidiaries at any such date prepared in accordance with GAAP.

         SINGLE EMPLOYER PLAN. Any Plan which is not a Multiemployer Plan (as defined in ERISA).

         SPECULATIVE HOUSES. The aggregate value (which value shall be reduced by the then outstanding aggregate amount of Indebtedness secured by any Speculative Houses and which is Permitted Secured Indebtedness) as determined in accordance with GAAP of: (a) all uncompleted houses for which there has been a Start of Construction except (i) Eligible Model Houses, (ii) Rental Houses, if any, and (iii) those which are less than nine months old as measured from the date on which construction was begun and are subject to valid noncontingent, except for financing, contracts of sale (A) to persons who are not Affiliates or Subsidiaries of the Company, and (B) that provide for closing within 30 days after completion; and (b) all completed houses except (i) Eligible Model Houses,
(ii) Rental Houses, if any, and (iii) those subject to valid noncontingent, except for financing, contracts of sale (A) to Persons who are not Affiliates or Subsidiaries of the Company, and (B) that provide for closing on or before the later of 60 days after the date of the contract or 30 days after completion of construction.

         START OF CONSTRUCTION. The commencement of the digging of the foundation or footer for a detached or attached single family house (including a townhouse condominium building or condominium building).

         SUBORDINATED INDEBTEDNESS. See Section 11.1(d).

         SUBSIDIARY. As to any Person, a corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person, and with respect to the Company shall include all Subsidiaries of Subsidiaries of the Company.

         SUPERIOR INDEBTEDNESS.  See Section 11.1(e).

         TYPE. As to the principal balance of the Note, its nature as a Base Rate Obligation or a LIBOR Rate Obligation.

         UNCOMMITTED LAND. The aggregate value as determined in accordance with GAAP of: (a) Eligible Raw Land and Land Under Development, (b) Eligible Developed Lots Unsold, (c) the Company's pro rata share of land that constitutes part of Investments in Joint Ventures which is not subject to an agreement for sale, and (d) deposits for land purchases and purchase options.

                  Section 1.2 RULES OF INTERPRETATION.

                           (a) A reference to any Note Document or agreement
shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

                           (b) The singular includes the plural and the plural
includes the singular.

                           (c) A reference to any law includes any amendment or
modification to such law.

                           (d) A reference to any Person includes its permitted
successors and permitted assigns.

                           (e) Accounting terms not otherwise defined herein
have the meanings assigned to them by GAAP.

                           (f) The words "include", "includes" and "including"
are not limiting.

                           (g) Reference to a particular "section" refers to
that section of this Agreement unless otherwise indicated.

                           (h) The words "herein", "hereof", "hereunder" and
words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

         SECTION 2. PURCHASE AND SALE OF NOTE; REDEMPTION.
         -------------------------------------------------

                  Section 2.1 ISSUE OF NOTE. Subject to the terms hereof, the Company shall authorize and issue the Note, which shall be in the form of EXHIBIT A hereto, dated as of the Funding Date and completed with appropriate insertions. The Note shall be payable to the order of Purchaser or its designee in accordance with the terms of the Note and this Agreement.

                  Section 2.2 PURCHASE OF NOTE. The Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, subject to and in accordance with the terms of the Agreement, the Note. The closing of the purchase of the Note shall be held at 10:00 a.m. on the Funding Date at the offices of the Purchaser's counsel in Atlanta, Georgia. On the Funding Date, the Company will deliver to the Purchaser the Note dated the Funding Date and payable to the Purchaser, against payment of 100% of the principal amount thereof in immediately available funds.

                  Section 2.3 PURCHASE FOR INVESTMENT. The Purchaser represents to the Company that it is purchasing the Note to be acquired for investment for its own account with no present intention of distributing or reselling the Note or any part thereof, but without prejudice, however to the Purchaser's right at all times to sell or otherwise dispose of all or any part of the Note under a registration under the Securities Act of 1933, as amended, or under an available exemption from the registration requirements of that Act.

                  Section 2.4 COMMITMENT FEE. In consideration of the Purchaser entering into this Agreement, the Company agrees to pay to the Purchaser on the Closing Date a commitment fee in the amount $500,000.00, which fee shall be fully earned and, subject to the terms of this Section 2.4, nonrefundable when paid. Notwithstanding the foregoing, in the event that the Company shall, on or before the Funding Date, satisfy the requirements set forth in Section 9 to the obligations of the Purchaser to purchase the Note, and the Purchaser shall fail to purchase the Note within fifteen (15) days following the receipt by the Purchaser of written notice from the Company of such failure, then the Purchaser shall refund to the Company the commitment fee in the amount of $500,000.

                  Section 2.5 USE OF PROCEEDS. The Company will use the proceeds from the sale of the Note solely to satisfy the Indebtedness evidenced by the Existing Subordinated Notes. In the event that the proceeds from the sale of the Note are insufficient to satisfy in full the Indebtedness evidenced by the Existing Subordinated Notes, the Company shall use so much of its own funds as is necessary to fully satisfy such Indebtedness. In the event that the proceeds from the sale of the Note exceed the amount necessary to satisfy the Indebtedness evidenced by the Existing Subordinated Notes, then such excess proceeds may be used by the Company for general working capital purposes.

                  Section 2.6 NOTICE OF TRANSFER OF NOTE. In the event that the Purchaser desires to transfer all or any portion of the Note, the Purchaser shall provide not less than sixty (60) days prior written notice of such intent to the Company; provided that nothing herein shall create any right on the part of the Company to consent to any such sale. Upon receipt of such notice, the Company may submit to Purchaser a request for any amendment or modification of the Note Documents that the Company proposes that the Purchaser approve prior to such transfer. The Purchaser agrees to promptly consider any request so submitted by the Company, provided, however, that the Purchaser may withhold its approval of any requested amendment or modification in its sole and absolute discretion. In the event of any such sale, the Purchaser shall promptly notify the Company of such sale and the identity of the holder or holders of the Note. The terms of this Section 2.6 shall only be applicable to The First National Bank of Boston as the original purchaser of the Note.

         SECTION 3. PAYMENT OF THE NOTE.
         -------------------------------

                  Section 3.1 STATED MATURITY. The Company promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date all of the principal balance of the Note, outstanding on such date, together with any and all accrued and unpaid interest thereon.

                  Section 3.2 EXTENSION OF MATURITY DATE.

                           (a) Provided that no Default or Event of Default
shall have occurred and be continuing, the Company shall have the option, to be exercised by giving written notice to the Purchaser in the form of EXHIBIT B hereto at least 90 days prior to the Maturity Date, subject to the terms and conditions set forth in this Agreement, to extend the Maturity Date by two (2) years. The request by the Company for extension of the Maturity Date shall constitute a representation and warranty by the Company that all of the conditions set forth in this Section shall have been satisfied on the date of such request or shall be satisfied prior to the then existing Maturity Date.

                           (b) The obligations of the Purchaser to extend the
Maturity Date shall be subject to the satisfaction of the following conditions precedent on or prior to the Maturity Date (without regard to such extension request):

                           (i) PAYMENT OF EXTENSION FEE. The Company shall pay
                  to the Purchaser an extension fee equal to $250,000.00, which fee shall, when paid, be fully earned and non-refundable under any circumstances.

                           (ii) NO DEFAULT. On the date the extension request is
                  given and on the Maturity Date (as determined without regard to such extension) there shall exist no Default or Event of Default.

                           (iii) REPRESENTATIONS AND WARRANTIES. The
                  representations and warranties made by the Company in the Note Documents or otherwise made by or on behalf of the Company or any of its Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Maturity Date (as determined without regard to such extension) other than for changes in the ordinary course of business permitted by this Agreement that have not had any Material Adverse Effect.

                           (iv) INTEREST CAP. The Company shall have acquired an
                  Interest Cap satisfying the requirements of Section 9.9, provided that the term of such Interest Cap shall not be required to be greater than two (2) years from the date on which the Maturity Date is to be extended and the amount of the Interest Cap shall only be for the principal amount of the Note then outstanding. The Company shall upon the request of the Purchaser provide to the Purchaser evidence that the Interest Cap is in effect.

                  Section 3.3 INTEREST ON NOTE.

                           (a) The Base Rate Obligation shall bear interest for
the period commencing with the Reference Date thereof and ending on the date on which such Base Rate Obligation is converted to a LIBOR Rate Obligation at the rate of one percent (1.0%) per annum above the Base Rate.

                           (b) The LIBOR Rate Obligation shall bear interest for
the period commencing with the Reference Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of three and one-half percent (3.5%) plus the LIBOR Rate determined for such Interest Period.

                           (c) The Company promises to pay interest on the Note
in arrears on each Interest Payment Date with respect thereto.

                           (d) The Base Rate Obligation and the LIBOR Rate
Obligation may be converted to the other Type as provided in Section 4.1

                  Section 3.4 MANDATORY PREPAYMENTS. In the event that the Maturity Date of the Note is extended as provided in Section 3.2, then the Company shall pay to the Purchaser on the fifteenth day of each June and December (beginning June 15, 2002) after the effectiveness of such extension and prior to the Maturity Date, as extended, a prepayment of principal in the amount of $2,500,000.00 on each payment date.

                  Section 3.5 OPTIONAL PREPAYMENTS.

                           (a) The Company shall have the right, at its
election, to prepay the outstanding principal amount of the Note, in whole or in part, and all accrued and unpaid interest on the principal amount so prepaid at any time without penalty or premium; PROVIDED, that the full or partial prepayment of the outstanding amount of the LIBOR Rate Obligation pursuant to this Section 3.5 may be made only on the last day of the Interest Period relating thereto except as otherwise required pursuant to Section 4.5 (unless such prepayment is accompanied by the payment of all amounts that may be due under Section 4.6). The Company shall give the Purchaser, not less than thirty
(30) and not more than sixty (60) days prior written notice of any prepayment pursuant to this Section 3.5, specifying the proposed date of payment of the Note and the amount to be prepaid. Each partial payment of the Note shall be in the minimum amount of $5,000,000.00 or in any multiple of $100,000 in excess thereof (unless the Note is being prepaid in full) and shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment.

                           (b) Notwithstanding anything herein to the contrary,
the Purchaser shall not be obligated to accept any prepayment of the outstanding principal balance of the Note which is made prior to the date which is one (1) year following the date of issuance of the Note unless it is accompanied by the premium due in connection therewith. The premium shall be an amount equal to one percent (1%) of the principal amount of the Note being so prepaid. The Company acknowledges that such premium is a bargained for consideration and not a penalty, and the Company recognizes that the Purchaser would incur substantial additional costs and expenses in the event of a prepayment of the Note and that the premium compensates the Purchaser for such costs and expenses. The Company agrees that the Purchaser shall not, as a condition to receiving such premium, be obligated to actually reinvest the amounts prepaid in any manner whatsoever. If following the occurrence of any Default or Event of Default, the Company shall tender payment of amounts sufficient to satisfy the Note, such tender by the Company shall be deemed to be a voluntary prepayment under the Note in the amount tendered and in such case the Company shall also pay the Purchaser the applicable premium, if any, which premium shall be immediately due and payable.

                  Section 3.6 APPLICATION OF PAYMENTS. Except as otherwise expressly provided herein, all payments shall first be applied to accrued but unpaid interest, next to premium, if any, and then to principal.

                  Section 3.7 REDEMPTION UPON CHANGE OF CONTROL.

                           (a) In the event that there shall occur a Change of
Control of the Company, the Company shall offer to redeem (a "Change of Control Offer"), at the option of the Purchaser, all of the Note on the date specified in such notice that is no earlier than fifteen (15) days and no later than thirty (30) days after the date the notice pursuant to this section is mailed to the Purchaser (such specified date is hereinafter referred to as the "Change of Control Payment Date"), at a redemption price equal to 100% of the principal amount of the Note, plus accrued and unpaid interest to the Change of Control Payment Date. Such notice shall be provided to the Purchaser no later than fifteen (15) days after the occurrence of a Change of Control. The Company shall also deliver with the Change of Control Offer (i) a statement that if the Note is not tendered the Note will continue to accrue interest, (ii) a statement that the Note tendered for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date, and (iii) the names of the Persons who have acquired an interest in the Company or become directors of the Company which has caused the Change of Control to occur, together with such further information concerning such Persons or circumstances as may be reasonably requested by the Purchaser.

                           (b) To reject a Change of Control Offer, the
Purchaser shall deliver to the Company, on or before the tenth (10th) calendar day prior to the Change of Control Payment Date, written notice of the Purchaser's rejection of such Change of Control Offer. Such written notice from the Purchaser shall be irrevocable. A failure by the Purchaser to reject the Change of Control Offer as provided herein shall be deemed an acceptance of the Change of Control Offer. In the event a Change of Control Offer shall be accepted in accordance with the terms hereof, the Company shall pay to the Purchaser the price payable with respect to the Note on the applicable Change of Control Payment Date. Upon any such purchase, the Purchaser shall return the Note to the Company.

                           (c) The provisions of this Section 3.7 shall apply to
each and every circumstance in which a Change of Control may occur within the meaning of such term.

         SECTION 4. CERTAIN GENERAL PROVISIONS.
         --------------------------------------

                  Section 4.1 CONVERSION OPTIONS.

                           (a) The Company may elect from time to time to
convert the Base Rate Obligation or the LIBOR Rate Obligation to the other Type and the outstanding principal balance of the Note shall thereafter bear interest as a Base Rate Obligation or a LIBOR Rate Obligation, as applicable; PROVIDED that (i) with respect to any such conversion of the LIBOR Rate Obligation to a Base Rate Obligation, the Company shall give the Purchaser at least three Business Days' prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Rate Obligation;
(ii) with respect to any such conversion of the Base Rate Obligation to a LIBOR Rate Obligation, the Company shall give the Purchaser at least four LIBOR Business Days' prior written notice of such election; and (iii) the outstanding principal balance of the Note may not be converted into a LIBOR Rate Obligation when any Default or Event of Default has occurred and is continuing. The entire outstanding principal balance of the Note shall either be a Base Rate Obligation or a LIBOR Rate Obligation. There shall be no more than one (1) Interest Period for the LIBOR Rate Obligation. Each Conversion Request relating to the conversion of a Base Rate Obligation to a LIBOR Rate Obligation shall be irrevocable by the Company.

                           (b) A Base Rate Obligation or a LIBOR Rate Obligation
may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Company with the terms of Section 4.1; PROVIDED that no LIBOR Rate Obligation may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Obligation on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

                           (c) In the event that the Company does not notify the
Purchaser of its election hereunder with respect to an existing LIBOR Rate Obligation within the time period specified in Section 4.1, then subject to the terms of this Agreement, the principal balance of the Note shall be automatically continued as a LIBOR Rate Obligation at the end of the applicable Interest Period.

                  Section 4.2 FUNDS FOR PAYMENTS.

                           (a) All payments of principal, premium, if any,
interest, commitment fees, extension fees, closing fees and any other amounts due hereunder or under any of the other Note Documents shall be made to the Purchaser, at the Purchaser's Head Office, not later than 12:00 p.m. (Boston time) on the day when due, in each case in immediately available funds.

                           (b) All payments by the Company hereunder and under
any of the other Note Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Company is compelled by law to make such deduction or withholding. If any such obligation is imposed upon the Company with respect to any amount payable by it hereunder or under any of the other Note Documents, the Company will pay to the Purchaser on the date on which such amount is due and payable hereunder or under such other Note Documents, such additional amount in Dollars as shall be necessary to enable Purchaser to receive the same net amount which the Purchaser would have received on such due date had no such obligation been imposed upon the Company. The Company will deliver promptly to the Purchaser certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Company hereunder or under such other Note Documents.

                  Section 4.3 COMPUTATIONS. All computations of interest on the Note shall be based on a 360-day year and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to the LIBOR Rate Obligation, whenever a payment hereunder or under any of the other Note Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension.

                  Section 4.4 INABILITY TO DETERMINE LIBOR RATE. In the event that, prior to the commencement of any Interest Period relating to the LIBOR Rate Obligation, the Purchaser shall determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate for such Interest Period, the Purchaser shall forthwith give notice of such determination (which shall be conclusive and binding on the Company) to the Company. In such event (a) any notice of conversion or continuation or any automatic continuation with respect to the LIBOR Rate Obligation shall be automatically withdrawn and shall be deemed a request for a Base Rate Obligation and (b) the LIBOR Rate Obligation will automatically, on the last day of the then current Interest Period thereof, become a Base Rate Obligation, and the right of the Company to have the Note bear interest at the LIBOR Rate shall be suspended until the Purchaser in good faith determines that the circumstances giving rise to such suspension no longer exist, whereupon the Purchaser shall so notify the Company.

                  Section 4.5 ILLEGALITY. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over Purchaser shall assert that it is unlawful, for Purchaser to make or maintain the LIBOR Rate Obligation, Purchaser shall forthwith give notice of such circumstances to the Company and thereupon (a) the right of the Company to have the LIBOR Rate Obligation or convert a Base Rate Obligation to a LIBOR Rate Obligation shall forthwith be suspended and (b) the LIBOR Rate Obligation then outstanding shall be converted automatically to a Base Rate Obligation on the last day of the Interest Period applicable to such LIBOR Rate Obligation or within such earlier period as may be required by law. At such time as the Purchaser in good faith determines that the circumstances described in this Section 4.5 no longer exist, the Purchaser shall notify the Company and the Company's right to have the LIBOR Rate Obligation or convert a Base Rate Obligation to a LIBOR Rate Obligation shall resume until such time that such conditions may again exist.

                  Section 4.6 ADDITIONAL INTEREST. If the LIBOR Rate Obligation is repaid or is converted to a Base Rate Obligation for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Rate Obligation, the Company will pay to the Purchaser upon demand, in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Purchaser for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion, including, without limitation, an amount equal to daily interest for the unexpired portion of such Interest Period on the LIBOR Rate Obligation so repaid or converted at a per annum rate equal to the excess, if any, of (a) the interest rate calculated on the basis of the LIBOR Rate applicable to the LIBOR Rate Obligation MINUS (b) the amount of interest (as reasonably determined by the Purchaser) which would have accrued to the Purchaser on such amount by placing such amount on deposit for a period approximating the period from the date of repayment or conversion to the last day of such Interest Period as determined by the Purchaser with leading banks in the interbank Eurodollar market (it being understood that such deposit shall not be required in order for such amounts to be payable).

                  Section 4.7 ADDITIONAL COSTS, ETC. Notwithstanding anything herein to the contrary, if any present or future applicable law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to the Purchaser by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall with respect to the Purchaser's commitment to allow the principal balance of the Note to bear interest at the LIBOR Rate or the principal balance of the Note bearing interest at the LIBOR Rate:

                           (a) subject the Purchaser to any tax, levy, impost,
duty, charge, fee, deduction or withholding of any nature (other than taxes based upon or measured by the income or profits the Purchaser), or

                           (b) materially change the basis of taxation (except
for changes in taxes on income or profits) of payments to the Purchaser of the principal of or the interest on the Note or any other amounts payable to the Purchaser under this Agreement or the other Note Documents, or

                           (c) impose or increase or render applicable any
special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirement (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of the Purchaser, or

                           (d) impose on the Purchaser any other conditions or
requirements; and the result of any of the foregoing is

                           (i) to increase the cost to the Purchaser of
                  permitting, funding, issuing, renewing, extending or maintaining the principal balance of the Note bearing interest at the LIBOR Rate, or

                           (ii) to reduce the amount of principal, interest or
                  other amounts payable to the Purchaser hereunder on account of the principal balance of the Note bearing interest at the LIBOR Rate, or

                           (iii) to require the Purchaser to make any payment or
                  to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by the Purchaser from the Company hereunder, then, and in each such case, the Company will, within fifteen (15) days of demand made by the Purchaser at any time and from time to time and as often as the occasion therefor may arise, pay to the Purchaser such additional amounts as the Purchaser shall determine in good faith to be sufficient to compensate the Purchaser for such additional cost, reduction, payment or foregone interest or other sum. The Purchaser in determining such amounts may use any reasonable averaging and attribution methods generally applied in good faith by the Purchaser.

                  Section 4.8 CAPITAL ADEQUACY. If after the date hereof the Purchaser determines that (a) the adoption of or change in any law, rule, regulation or guideline regarding capital requirements for the Purchaser or the Purchaser's holding company or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by the Purchaser or its parent holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law), has the effect of reducing the return on the Purchaser's or such holding company's capital as a consequence of the Purchaser's commitment to purchase the Note hereunder to a level below that which the Purchaser or its parent holding company could have achieved but for such adoption, change or compliance (taking into consideration the Purchaser's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by the Purchaser to be material, then the Purchaser may notify the Company thereof. The Company agrees to pay to the Purchaser the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by the Purchaser of a statement of the amount setting forth the Purchaser's calculation thereof. In determining such amount, the Purchaser may use any reasonable averaging and attribution methods.

                  Section 4.9 INDEMNITY OF COMPANY. The Company agrees to indemnify the Purchaser and to hold the Purchaser harmless from and against any loss, cost or expense that the Purchaser may sustain or incur as a consequence of (a) default by the Company in payment of the principal amount of or any interest on the LIBOR Rate Obligation as and when due and payable, including any such loss or expense arising from interest or fees payable by the Purchaser to lenders of funds obtained by it in order to maintain the LIBOR Rate Obligation, or (b) default by the Company in issuing the Note or conversion after the Company has given (or is deemed to have given) a notice of the Funding Date or a Conversion Request.

                  Section 4.10 INTEREST ON OVERDUE AMOUNTS; LATE CHARGE. Overdue principal and (to the extent permitted by applicable law) interest on the principal balance of the Note and all other overdue amounts payable hereunder or under any of the other Note Documents shall bear interest payable on demand at a rate per annum equal to five percent (5.0%) above the Base Rate until such amount shall be paid in full (after as well as before judgment). In addition, the Company shall pay a late charge equal to three percent (3%) of any amount of interest and/or principal payable on the principal balance of the Note or any other amounts payable hereunder or under the Note Documents, which is not paid by such Company within ten days of the date when due.

                  Section 4.11 CERTIFICATE. A certificate setting forth any amounts payable pursuant to Section 4.6, Section 4.7, Section 4.8, Section 4.9 or Section 4.10 and a brief explanation of such amounts which are due, submitted by the Purchaser to the Company, shall be conclusive in the absence of manifest error.

                  Section 4.12 LIMITATION ON INTEREST. Notwithstanding anything in this Agreement or the other Note Documents to the contrary, all agreements between the Company and the Purchaser, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of the Note or otherwise, shall the interest contracted for, charged or received by the Purchaser exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Purchaser in excess of the maximum lawful amount, the interest payable to the Purchaser shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Purchaser shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Note and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Note, such excess shall be refunded to the Company. All interest paid or agreed to be paid to the Purchaser shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Note (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This section shall control all agreements between the Company and the Purchaser.

         SECTION 5. REPRESENTATIONS AND WARRANTIES.
         -----------------------------------------

     The Company represents and warrants to the Purchaser as follows:

                  Section 5.1 CORPORATE AUTHORITY; ETC.

                           (a) INCORPORATION; STANDING. The Company (i) is a
corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, (ii) has all requisite power to own its properties and conduct its business as now conducted and as presently contemplated and to perform all of its obligations under agreements to which it is a party, including this Agreement, and (iii) is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified in such jurisdiction would not have a Material Adverse Effect.

                           (b) SUBSIDIARIES. Each of the Subsidiaries of the
Company (i) is a corporation, limited partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified could have a Material Adverse Effect.

                           (c) AUTHORIZATION. The execution, delivery and
performance of the Note Documents to which the Company is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of the Company, (ii) have been duly authorized by all necessary proceedings on the part of the Company, (iii) do not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Company is subject or any judgment, order, writ, injunction, license or permit applicable to the Company, (iv) do not conflict with any provision of the charter documents or code of regulations, of, or any agreement or other instrument binding upon, the Company or any of its Subsidiaries, and (v) do not and will not require the consent or approval of any person or entity or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with or the giving of any notice to, or the withholding of objection by, any court, agency, department, board, commission or other governmental authority.

                           (d) ENFORCEABILITY. The execution and delivery of
this Agreement and the other Note Documents to which the Company is to become a party will result in valid and legally binding obligations of the Company, enforceable against the Company in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

                  Section 5.2 TITLE TO PROPERTIES. The Company and its Subsidiaries own all of the assets reflected in the consolidated balance sheet of the Company as at the Balance Sheet Date or acquired since that date (except property and assets sold or otherwise disposed of in the ordinary course of business since that date), subject to no rights of others, including any mortgages, leases, conditional sales agreements, title retention agreements, liens or other encumbrances except as reflected on such balance sheet. Without limiting the foregoing, each of the Company and its Subsidiaries have good marketable fee simple title to all real property reasonably necessary for the operation of its business, free from all liens or encumbrances of any nature whatsoever except for Liens permitted by this Agreement. Notwithstanding the foregoing, the Company may make investments in construction on real property that is not then owned by the Company; provided, however, that the Company may make investments in the construction on such real property only if the contract price for the land plus the costs of investment of construction with respect to all such real property does not in the aggregate exceed $500,000.00 at any one time outstanding. Each of the Company or its Subsidiaries is the insured under owner's policies of title insurance covering all real property owned by it, in each case in an amount not less than the purchase price for such real property. The Company is the legal and beneficial owner of all of the shares of stock it purports to own of each Subsidiary, free and clear in each case of any Lien. All such shares have duly issued and are fully paid and non-assessable.

                  Section 5.3 FINANCIAL STATEMENTS. The Company has furnished to the Purchaser the consolidated balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date and certain other financial information concerning the Company and its Subsidiaries. Such balance sheet and statements have been prepared in accordance with GAAP, are true, correct and complete and fairly present the financial condition of the Company and its Subsidiaries as of such dates and the results of the operations of the Company and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Company or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto.

                  Section 5.4 NO MATERIAL CHANGES, ETC. Since the Balance Sheet Date, there has occurred no material adverse change in the financial condition or business of the Company or its Subsidiaries as shown on or reflected in the consolidated balance sheet of the Company and its Subsidiaries as at the Balance Sheet Date, or the statement of income for the fiscal year then ended, other than changes in the ordinary course of business that have not had any Material Adverse Effect.

                  Section 5.5 FRANCHISES, PATENTS, COPYRIGHTS, ETC. The Company and its Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others.

                  Section 5.6 LITIGATION. There are no actions, suits, proceedings or investigations of any kind pending or threatened against the Company or any of its Subsidiaries before any court, tribunal, administrative agency, board or arbitration or other alternative dispute resolution forum that, if adversely determined, might, either in any case or in the aggregate, have a Material Adverse Effect or materially impair the right of such Person to carry on business substantially as now conducted by it, or result in any substantial liability not adequately covered by insurance, or for which adequate reserves are not maintained on the balance sheet of such Person, or which question the validity of this Agreement or any of the other Note Documents, or any action taken or to be taken pursuant hereto or thereto.

                  Section 5.7 NO MATERIALLY ADVERSE CONTRACTS, ETC. Neither the Company nor any of its Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement that has or is expected, in the judgment of the officers, partners or members of such Person, as applicable, to have any Material Adverse Effect.

                  Section 5.8 COMPLIANCE WITH OTHER INSTRUMENTS, LAWS, ETC. Neither the Company nor any of its Subsidiaries is in violation of any provision of its by-laws or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that could result in the imposition of substantial penalties or have a Material Adverse Effect.

                  Section 5.9 TAX STATUS. The Company and its Subsidiaries (a) have made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which each is subject,
(b) have paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (c) have set aside on their respective books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers, partners and members, as applicable, of the Company and its Subsidiaries know of no basis for any such claim. The Company shall not consent to, or permit the filing of, or be a party to any consolidated tax return on behalf of itself and its Subsidiaries with any other Person.

                  Section 5.10 NO EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

                  Section 5.11 HOLDING COMPANY AND INVESTMENT COMPANY ACTS. Neither the Company nor any of its Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, nor is either of them an "investment company", or an "affiliated company" or a "principal underwriter" of an "investment company" as such terms are defined in the Investment Company Act of 1940.

                  Section 5.12 ERISA. The Company and its Subsidiaries are in compliance in all material respects with ERISA. There has been no Reportable Event with respect to any Plan. There has been no institution of proceedings or any other action by PBGC or the Company or any Commonly Controlled Entity to terminate or withdraw or partially withdraw from any Plan under any circumstances which could lead to material liabilities to PBGC or, with respect to a "Multiemployer Plan", the "Reorganization" or "Insolvency" (as each such term is defined in ERISA) of any Plan. No "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan, and the consummation of the transactions provided for in this Agreement and compliance by the Company with the provisions hereof and the Note to be issued hereunder will not involve any prohibited transaction. No Plan maintained by the Company or any Commonly Controlled Entity, nor any trust created thereunder, have incurred any "accumulated funding deficiency" as defined in ERISA, whether or not waived. Neither the Company nor any Commonly Controlled Entity has (a) sought a waiver of the minimum funding standard under
Section 412 of the Code in respect of any Plan, or (b) failed to make any contribution or payment to any Plan, or made any amendment to any Plan which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title 4 of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

                  Section 5.13 REGULATIONS U AND X. Neither the Company nor its Subsidiaries is engaged, nor will any of them engage, principally or as one of their important activities, in the business of extending credit for the purpose of "purchasing" or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224. No part of the proceeds from the sale of the Note is to be used for the purpose of purchasing or carrying any "margin security" or "margin stock". None of the proceeds from the sale of the Note will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

                  Section 5.14 FULL DISCLOSURE. None of the representations and warranties of the Company and its Subsidiaries made in this Agreement and the other Note Documents or any financial statement, document or instrument delivered to the Purchaser pursuant to or in connection with any of such Note Documents contain any untrue statement of a fact, nor will they omit to state any fact necessary to make the statements herein or therein not misleading. There is no agreement, restriction or other factual matter which the Company has not disclosed to the Purchaser in writing which has or could have a Material Adverse Effect.

                  Section 5.15 SUBSIDIARIES. SCHEDULE 5.15(a) sets forth all of the Subsidiaries of the Company, the form and jurisdiction of organization of each of the Subsidiaries and the Company's ownership interest therein. Neither the Company nor any of its Subsidiaries has any interest in any other partnership, joint venture, corporation, limited liability company except as set forth in SCHEDULE 5.15(b). No shares of Capital Stock of any Subsidiary, whether issued and outstanding or authorized but unissued, or any treasury shares, are subject to any subscription, warrant, option, call, commitment or other agreement of any nature. There are no agreements regulating, controlling or otherwise affecting the voting or other disposition of shares of the Company's Subsidiaries or the management thereof.

                  Section 5.16 PRIVATE OFFERING. Neither the Company nor any Person acting on behalf of the Company has, directly or indirectly, offered the Note or any similar security of the Company for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than Purchaser such that the same may violate any federal or state securities or blue sky laws or regulations. Neither the Company nor any Person acting on its behalf shall offer the Note or any part thereof or any similar security of the Company for issue or sale to, or solicit any offer to acquire any of the same from, any Persons so as to bring the issuance and sale of the Note within the provisions of Section 5 of the Securities Act of 1933, as amended.

                  Section 5.17 BROKERS. The Company has not engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the issuance and sale of the Note.

                  Section 5.18 OTHER DEBT. Neither the Company nor any of its Subsidiaries is in default in the payment of any other Indebtedness or with respect to any Contingent Obligation or under any agreement, mortgage, deed of trust, security agreement, financing agreement, indenture, lease or other agreement to which any of them is a party. The Company is not a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of the Note to any other Indebtedness or Contingent Indebtedness of the Company, other than the agreements relating to the Senior Debt and the Existing Subordinated Notes.

                  Section 5.19 ENVIRONMENTAL COMPLIANCE. The Company and its Subsidiaries are in compliance in all material respects with all Environmental Laws. Neither the Company nor any of its Subsidiaries has received notice from any Person that it has been identified as a potentially responsible party for any Hazardous Substances, or that it is or shall be named a party to any claim, action, cause of action, complaint, legal or administrative proceeding, investigation or remediation action whatsoever in connection therewith. No portion of the real property of the Company or its Subsidiaries is affected by any Hazardous Substances in any manner which would have a Material Adverse Effect.

                  Section 5.20 LOAN DOCUMENTS. The Company has delivered to the Purchaser true, correct and complete copies of all indentures, loan agreements or similar documents relating to the indebtedness evidenced by the Senior Debt and the Existing

Subordinated Notes. As of the date hereof, the outstanding principal balance of the Existing Subordinated Notes is $24,513,000.

                  Section 5.21 SOLVENCY. As of the date hereof and after giving effect to the transactions contemplated by this Agreement and the other Note Documents, including the sale of the Note, the Company is not insolvent on a balance sheet basis such that the sum of the Company's assets exceeds the sum of the Company's liabilities, the Company is able to pay its debts as they become due, and the Company has sufficient capital to carry on its business.


         SECTION 6. AFFIRMATIVE COVENANTS OF THE COMPANY.
         ------------------------------------------------

         The Company covenants and agrees that, so long as the Note is outstanding or the Purchaser has any obligation to purchase the Note:

                  Section 6.1 PUNCTUAL PAYMENT. The Company will duly and punctually pay or cause to be paid the principal, premium, if any, and interest on the Note and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Note as well as all other sums owing pursuant to the Note Documents.

                  Section 6.2 MAINTENANCE OF OFFICE. The Company will maintain its chief executive offices at 41 South High Street, Suite 2410, Columbus, Ohio 43215 or 3600 Oval Boulevard, Columbus, Ohio 43219, or at such other place in the United States of America as the Company shall designate upon prior written notice to the Purchaser, where notices, presentations and demands to or upon the Company in respect of the Note Documents may be given or made.

                  Section 6.3 RECORDS AND ACCOUNTS. The Company will (a) keep, and cause each of its Subsidiaries to keep, true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of its Subsidiaries, contingencies and other reserves.

                  Section 6.4 FINANCIAL STATEMENTS, CERTIFICATES AND INFORMATION. The Company will deliver to the Purchaser:

                           (a) as soon as available, but in any event within 90
days after the end of each fiscal year of the Company, a copy of the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of the year and the related audited consolidated statements of income, of stockholders' equity and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, together with the opinion of independent certified public accountants of nationally recognized standing, which opinion shall not contain a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit or qualification which would affect the computation of financial covenants contained herein other than a qualification of consistency due to a change in the application of GAAP with which the Company's independent certified public accountants concur;

                           (b) as soon as available but in any event not later
than 45 days after the end of each quarterly accounting period (including the quarterly accounting period for the last quarter of each fiscal year), the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as of the end of each such month and the related unaudited consolidated statements of income and of stockholders' equity of the Company and its consolidated Subsidiaries for such month and the portion of the fiscal year through such date setting forth in each case in comparative form the figures for the previous year, and including in each case (i) the relevant figures broken down with respect to each division of the Company and its Subsidiaries, and (ii) a listing of all residential and commercial lots, land under development and unsold lots, all of the foregoing certified by the principal financial or accounting officer of the Company being fairly stated in all material respects, subject to year-end audit adjustments;

                           (c) concurrently with the delivery of each financial
statement referred to in Section 6.4(a) above and each financial statement referred to in Section 6.4(b) above, a certificate of the principal financial or accounting officer of the Company in form and substance satisfactory to the Purchaser and stated to have been made after due examination by such officer (i) stating that, to the best of such officer's knowledge, the Company and each of its Subsidiaries during such period has observed or performed in all material respects all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the Note to be observed, performed or satisfied by it, and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (ii) showing in detail the calculations supporting such statement in respect of the covenants set forth in Section 6.12, Section 7.1, Section 7.3, Section 7.4, Section 7.5 and Section 7.6, and (iii) showing in detail the outstanding voting capital stock of the Company owned or controlled by the Persons described in clause (b) of the definition of the term "Change of Control" as of the Funding Date and as of the date of such financial statement, and indicating the percentage reduction, if any, in the amount of shares owned or controlled by such Persons as of the date of such statement from the amount of shares owned or controlled as of the Funding Date; and

                           (d) promptly after the same are sent, copies of all
financial statements, reports and notices which the Company or any of its Subsidiaries sends to its stockholders as stockholders and, so long as the Company is a reporting company under the Securities Exchange Act of 1934, promptly after the same are filed, copies of all financial statements which the Company may make to, or file with, and copies of all material notices the Company receives from, the SEC or any public body succeeding to any or all of the functions of the SEC.

         The financial statements described in Section 6.4(a) and (b) shall be complete and correct in all material respects and prepared in reasonable detail and in accordance with GAAP

(except, in the case of the financial statements referred to in Section 6.4(b), that such financial statements need not contain footnotes and may be subject to year-end adjustments). The Company will permit any person designated by the Purchaser, at the Purchaser's expense, to visit and inspect the properties and the books and records of the Company and its Subsidiaries, to examine the Company's and its Subsidiaries' records (and to make copies thereof and extracts therefrom), and to discuss the affairs and finances of the Company and its Subsidiaries, all at such reasonable times and intervals as the Purchaser may reasonably request.

                  Section 6.5 NOTICES.

                           (a) DEFAULTS. The Company will promptly notify the
Purchaser in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any evidence of Indebtedness or Contingent Obligation to which or with respect to which the Company or any of its Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of Indebtedness or Contingent Obligation to accelerate the maturity thereof, the Company shall forthwith give written notice thereof to the Purchaser, describing the notice or action and the nature of the claimed default.

                           (b) NOTICE OF LITIGATION AND JUDGMENTS. The Company
will give notice to the Purchaser in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is or is to become a party involving an uninsured claim against the Company or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Company will give notice to the Purchaser, in writing, in form and detail satisfactory to the Purchaser, within ten (10) days of any judgment not covered by insurance, final or otherwise, against the Company or any of its Subsidiaries in an amount in excess of $500,000.00.

                           (c) MATERIAL ADVERSE EFFECT. The Company will
promptly notify the Purchaser of the occurrence or existence of any fact, circumstance or condition which might have a Material Adverse Effect.

                  Section 6.6 EXISTENCE; MAINTENANCE OF PROPERTIES.

                           (a) The Company and its Subsidiaries will do or cause
to be done all things necessary to preserve and keep in full force and effect their respective existence as a corporation. The Company and its Subsidiaries will do or cause to be done all things necessary to preserve and keep in full force all of their respective rights and franchises. The Company will, and will cause each of its Subsidiaries to, continue to engage primarily in the businesses now conducted by it and in related businesses, unless otherwise consented to by the Purchaser.

                           (b) The Company (i) will cause all of its properties
and those of its Subsidiaries used or useful in the conduct of its business or of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a Material Adverse Effect.

                  Section 6.7 INSURANCE. The Company will, at its expense, procure and maintain or cause to be procured and maintained insurance covering the Company and its Subsidiaries and their respective properties in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

                  Section 6.8 TAXES. The Company and each Subsidiary will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon its assets, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Subsidiary shall set aside on its books reasonably adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, the Company and each Subsidiary (i) will provide a bond issued by a surety reasonably acceptable to the Purchaser and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

                  Section 6.9 FURTHER ASSURANCES. The Company will cooperate with, and will cause each of its Subsidiaries to cooperate with, the Purchaser and execute such further instruments and documents as the Purchaser shall reasonably request to carry out to its satisfaction the transactions contemplated by this Agreement and the other Note Documents.

                  Section 6.10 COMPLIANCE WITH LAWS, CONTRACTS, LICENSES, AND PERMITS. The Company will comply with, and will cause each of its Subsidiaries to comply in all respects with, (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, (ii) the provisions of its corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and code of regulations or bylaws, as applicable, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties. If at any time while the Note is outstanding or the Purchaser has any obligation to purchase the Note, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Company may fulfill any of its obligations hereunder, the Company will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Purchaser with evidence thereof.

                  Section 6.11 ERISA COMPLIANCES. The Company will not permit the present value of all employee benefits vested in all Plans maintained by the Company and any Commonly Controlled Entity to exceed the present value of the assets allocable to such vested benefits by an amount greater than $500,000.00 in the aggregate. Neither the Company nor any Commonly Controlled Entity will at any time permit any Plan maintained by it to engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or Section 406 of ERISA, incur any "accumulated funding deficiency" as such term is defined in
Section 302 of ERISA, whether or not waived, or terminate any Plan in any manner which could result in the imposition of a Lien on the property of the Company or any of its Subsidiaries pursuant to Section 4068 of ERISA.

                  Section 6.12 CONSOLIDATED TANGIBLE NET WORTH. The Company will not at any time permit its Consolidated Tangible Net Worth to be less than $75,000,000.00.

                  Section 6.13 TRANSFER OF NOTE; RATING.

                           (a) The Company will cause or cause to be taken such
action as the Purchaser may reasonably request from time to time to facilitate the sale or disposition by the Purchaser without registration under the Securities Act of 1933, as amended, or any regulations promulgated pursuant thereto, and/or any applicable securities laws within the limitation of the exemptions provided by any rule or regulation thereunder, including without limitation, Rule 144A under the Securities Act of 1933.

                           (b) The Purchaser shall have, at its expense, the
option to obtain a rating on the Note from Standard & Poor's Corporation or such other rating agency as the Purchaser may select, and the Company hereby consents thereto. The Company shall not be responsible for the payment of fees to obtain such rating. In connection therewith, the Company consents to the filing of the Note Documents and such other information concerning the Company with such rating agency as may be necessary or appropriate to obtain such rating. The Company shall be entitled to participate with the Purchaser in any such request for a rating of the Note. The Company agrees to provide such information or other materials as may be necessary or appropriate to obtain such rating or to maintain a rating once obtained.

                  Section 6.14 INTEREST CAP. From and after the Funding Date, the Company shall at all times own and maintain in full force and effect the Interest Cap as required by this

Agreement. In the event that the outstanding principal balance of the Note and all accrued interest is not paid on or before the date which is three (3) years after the Funding Date, then the Company shall acquire before the date which is three (3) years after the Funding Date an Interest Cap satisfying the requirements of Section 9.9, provided that the Interest Cap shall have a term which is not less than December 15, 2001 and the amount of the Interest Cap shall only be for the principal amount of the Note then outstanding. The Company shall upon the request of the Purchaser provide to the Purchaser evidence that the Interest Cap is in effect.

         SECTION 7. NEGATIVE COVENANTS OF THE COMPANY.
         ---------------------------------------------

         The Company covenants and agrees that, so long as the Note is outstanding or the Purchaser has any obligation to purchase the Note:

                  Section 7.1 RESTRICTIONS ON INDEBTEDNESS. The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume, guarantee or be or remain liable with respect to any Indebtedness other than:

                           (a) Indebtedness to the Purchaser arising under the
Note;

                           (b) Prior to the purchase of the Note, Indebtedness
under the Existing Subordinated Notes;

                           (c) current liabilities (due and payable within
twelve months or less) of the Company or its Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

                           (d) Indebtedness in respect of taxes, assessments,
governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 6.8;

                           (e) endorsements for collection, deposit or
negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

                           (f) Senior Debt of the Company; and

                           (g) Other Indebtedness of the Company and its
Subsidiaries for borrowed money from an institutional lender or in connection with a public or privately placed debt offering created or evidenced by notes, bonds, indentures or similar agreements or by loan agreement under which the Indebtedness is reflected in a loan account (it being agreed that such Indebtedness may not include trade debt); PROVIDED that neither the Company nor any of its Subsidiaries shall incur any such Indebtedness pursuant to this Section 7.1(g) unless the ratio of the Company's EBITDA to Consolidated Interest Incurred for the previous four (4) fiscal quarters of the Company is greater than 2.0 to 1.0 (such permitted Indebtedness is hereafter referred to as "Additional Permitted Senior Debt"). For the purposes of performing such test, Consolidated Interest Incurred shall include the interest expense that would have been incurred on such Indebtedness on a pro forma basis for a four (4) quarter period. In no event shall any of such Indebtedness be considered as Additional Permitted Senior Debt hereunder if in any instrument or instruments evidencing or securing the same or pursuant to which the same are outstanding, or under any amendment, renewal, extension or refunding thereof, it is provided that such Indebtedness is not superior in right of payment to the Note or that such Indebtedness is PARI PASSU with or junior in right of payment to the Note. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall incur any such Indebtedness pursuant to this Section 7.1(g) unless the Company shall have provided the Purchaser a statement certified by the principal financial or accounting officer of the Company that no Default or Event of Default exists or will exist after the incurrence of such Indebtedness, which statement shall include a calculation demonstrating that the Company will be in compliance with the foregoing ratio after giving effect to such incurrence. Additional Permitted Senior Debt shall not include any Indebtedness that is payable to any Subsidiary or Affiliate of the Company, any director, officer or employee of any thereof, or pursuant to or in connection with any Investments in Joint Ventures.

                  Section 7.2 RESTRICTIONS ON LIENS, ETC. The Company will not, and will not permit any of its Subsidiaries to create, incur, assume or suffer to be created or incurred or to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except:

                           (a) Liens in favor of the agent under the Credit
Agreement, for the ratable benefit of the banks thereunder, including without limitation Liens in favor of such agent on the Company's real property inventory situated in the State of Indiana to secure the Indebtedness to the banks under the Credit Agreement, which Liens secure Indebtedness under the Credit Agreement not in excess of the limits set forth in clause (a) of the definition of the term "Senior Debt";

                           (b) Liens granted by M/I Financial Corp. on mortgage
note receivables, which Liens secure Indebtedness under the M/I Financial Corp. Loan Agreement not in excess of $30,000,000;

                           (c) Liens securing any other permitted Senior Debt or
Additional Permitted Senior Debt; provided, however, that (i) such Liens do not at any time encumber any property other than the property financed by such secured Indebtedness, and (ii) the Indebtedness secured thereby shall not exceed the cost or fair market value whichever is lower, of the property being acquired on the date of acquisition, and (iii) the Indebtedness secured thereby shall not exceed any limits in this

Agreement on the amount of such Indebtedness (including, without limitation, limits on Permitted Secured Indebtedness);

                           (d) Liens for taxes and special assessments not yet
due or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company and its Subsidiaries in accordance with GAAP;

                           (e) carriers', warehousemen's, mechanics',
materialmen's, repairmen's, or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Company and its Subsidiaries in accordance with GAAP;

                           (f) pledges or deposits in connection with workers'
compensation, unemployment insurance and other social security legislation;

                           (g) deposits to secure the performance of: bids;
trade contracts (other than for borrowed money or the purchase price of property or services); leases; statutory and other obligations required by law; surety, appeal and performance bonds (including Construction Bonds); and other obligations of a like nature incurred in the ordinary course of business; and
(ii) Liens in favor of surety bond companies pursuant to indemnity agreements to secure the Company's reimbursement obligations on Construction Bonds, provided
(A) the Liens securing Construction Bonds shall be limited to the Company's assets at, and the Company's rights arising out of, the projects that are the subject of the Construction Bonds, (B) the Liens shall not attach to any real estate, and (C) the aggregate amount of such Liens at any time shall not exceed the dollar amount of Construction Bonds then outstanding, and in any event shall not exceed the amount of reimbursement obligations on Construction Bonds;

                           (h) Liens of landlords, arising solely by operation
of law, on fixtures and moveable property located on premises leased in the ordinary course of business; provided, however, that the rental payments secured thereby are not yet due; and

                           (i) Liens arising as a result of a judgment or
judgments against the Company or any of its Subsidiaries which do not in the aggregate exceed $1,000,000 at any one time outstanding, which are being diligently contested in good faith, which are not the subject of any attachment, levy or enforcement proceeding, and as to which appropriate reserves have been established in accordance with GAAP.

                  Section 7.3 RESTRICTIONS ON CONTINGENT OBLIGATIONS.

                           (a) The Company will not, and will not permit any of
its Subsidiaries to, agree to or assume, guarantee, indorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any Contingent Obligation, including but not limited to Contingent Obligations incurred as a general partner in any limited partnership or general partnership, except:

                      (i) (A) reimbursement and other obligations under standby
                  letters of credit (including letters of credit issued for the purpose of satisfying bonding requirements) issued by Persons other than the banks under the Credit Agreement; (B) Contingent Obligations of the Company as the guarantor of letters of credit issued for the account of joint ventures in which the Company is a partner (including Guaranteed HNB Joint Ventures Letters of Credit), provided that the Company's Contingent Obligation on any such guaranty shall be limited to a percentage of the amount of that joint venture's letters of credit equal to the Company's pro rata equitable ownership interest in such joint venture, provided further that the sum of the obligations permitted by clauses (i)(A) and (i)(B) shall not exceed the aggregate amount of $10,000,000.00 at any one time outstanding on a consolidated basis, which $10,000,000.00 limitation shall not include any obligations in connection with letters of credit issued pursuant to the Credit Agreement; and (C) reimbursement obligations under Construction Bonds;

                      (ii) Contingent Obligations consisting of (A) guaranties
                  by the Company of M/I Financial Corp.'s lease obligations in an amount not to exceed $1,000,000.00 in any period of 12 consecutive months, (B) the Company's obligations under the M/I Financial Corp. Loan Agreement in a principal amount not to exceed $30,000,000.00, and (C) guaranties by any Subsidiary of the obligations of the Company (including without limitation any guaranty by M/I Financial Corp. of any obligation of the Company to the banks under the Credit Agreement);

                      (iii) Contingent Obligations related to Indebtedness of
                  joint ventures in which the Company has made Investments in Joint Ventures and in which the Company is a partner, member or shareholder (including obligations with respect to the Guaranteed HNB Joint Venture Letters of Credit); provided, however, that the aggregate amount of such Contingent Obligations at any one time outstanding pursuant to this
                  Section 7.3(a)(iii) shall not exceed (A) $15,000,000.00 less
                  (B) the aggregate amount of Permitted Secured Indebtedness;

                      (iv) Contingent Obligations for Office Building Loan
                  Obligations, provided that the sum of the amount of such Contingent Obligations and the amount of the Company's Indebtedness for Office Building Loan Obligations shall at no time exceed the principal amount of $8,500,000.00 in the aggregate;

                      (v) other Contingent Obligations of the Company which do
                  not in the aggregate at any one time outstanding exceed $3,000,000.00, subject to the limitations of subparagraph (k) of the definition of the term "Permitted Investments"; and

                      (vi) Contingent Obligations with respect to letters of
                  credit issued or outstanding pursuant to the Credit Agreement but which are undrawn, provided that the sum of (A) such letters of credit issued or outstanding pursuant to the Credit Agreement but which are undrawn and (B) reimbursement obligations relating to drawn letters of credit that were issued or outstanding pursuant to the Credit Agreement, shall not exceed $21,000,000.00.

                           (a) Notwithstanding anything herein to the contrary,
nothing in this Section 7.3 is intended to, nor shall it be deemed to, increase, alter or expand the Indebtedness permitted by Section 7.1 or the definitions of the terms Senior Debt or Additional Permitted Senior Debt; it being acknowledged and agreed that any Contingent Obligation that becomes liquidated or is no longer contingent (including, without limitation, any obligation to reimburse a draw actually made under a letter of credit or with respect to a Construction Bond or pursuant to any claim which may be made pursuant to a guaranty or indemnity), such obligation shall no longer be a Contingent Obligation and must satisfy the requirements and/or limits of this Agreement with respect to Indebtedness, Senior Debt and/or Additional Permitted Senior Debt, as applicable.

                  Section 7.4 RESTRICTIONS ON INVESTMENTS. The Company will not, and will not permit any of its Subsidiaries to, make or permit to exist or to remain outstanding at any time any Investments, valued at book cost basis (excluding Investments in Permitted Investments), that individually or in the aggregate exceed thirty percent (30%) of the Company's Consolidated Tangible Net Worth.

                  Section 7.5 RESTRICTIONS ON UNCOMMITTED LAND. Neither the Company nor its Subsidiaries will at any time purchase or own, directly or indirectly, any Uncommitted Land if the value of such Uncommitted Land, when added to the value of all other Uncommitted Land of the Company and its Subsidiaries, would cause the ratio of (a) Uncommitted Land of the Company and its Subsidiaries to (b) the sum of (i) the Company's Shareholder's Equity, and
(ii) the principal balance of the Note (or until the issuance of the Note, the principal balance evidenced by the Existing Subordinated Notes) to exceed 1.5 to 1.

                  Section 7.6 RESTRICTION ON DISTRIBUTIONS. The Company shall not make any Distributions; PROVIDED that so long as no Default or Event of Default has occurred, the Company may make distributions in an amount that, when added to the amount of all other Distributions paid on or after September 30, 1996, does not exceed the sum of (i) $2,000,000.00 plus (ii) fifty percent (50%) of the cumulative Consolidated Earnings of the Company subsequent to September 30, 1996.

                  Section 7.7 RESTRICTION ON FUNDAMENTAL CHANGES.

                           (a) The Company will not, and will not permit any of
its Subsidiaries to, enter into any transaction of merger, consolidation, amalgamation or reorganization (including without limitation any election to be taxed as an S Corporation), or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or, except for the sale of land, lots and houses from inventory in the ordinary course of business, convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of such Person's business or assets, whether now owned or hereafter acquired, or make any material change in the method by which such Person conducts business. Notwithstanding the foregoing, the Company or its Subsidiaries may transfer not more than twenty percent (20%) in the aggregate (on a consolidated basis) of such assets (valued at net book value) in a single transaction not in the ordinary course of business for fair value in a cash transaction provided that no Default or Event of Default exists, or would exist after the consummation of such transaction.

                           (b) Any Subsidiary of the Company may be (i) merged,
amalgamated or consolidated with or into the Company or any wholly-owned Subsidiary of the Company, or (ii) liquidated, wound up or dissolved into, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or other disposed of, in one transaction or a series of transactions, to the Company or any wholly-owned Subsidiary of the Company; provided, however, that in the case of such a merger, amalgamation, liquidation or consolidation, the Company or such wholly-owned Subsidiary, as the case may be, shall be the continuing or surviving corporation.

                           (c) The Company shall not change its present
accounting principles or practices in any material respect, except as may be required by GAAP or by law.

                  Section 7.8 TRANSACTIONS WITH AFFILIATES AND OFFICERS. The Company will not, and will not permiT any of its Subsidiaries to:

                           (a) Except for (i) any consulting agreements or
employment agreements to which the Company is a party and which were in effect as of March 1, 1994, (ii) any agreements entered into in connection with the construction of the Office Building by the Office Building Limited Liability Company and/or with the Company's leasehold improvements to, the Office Building, and (iii) compensation arrangements in the ordinary course of business with the officers, directors, and employees of the Company and its Subsidiaries, enter into any transaction, including without limitation the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any officer or director thereof, or enter into, assume or suffer to exist any employment or consulting contract with any Affiliate or an officer or director thereof, except any transaction or contract which is in the ordinary course of the Company's or any of its Subsidiaries' business and which is upon fair and reasonable terms no less favorable to the Company or its Subsidiaries than it would obtain in a comparable arm's length transaction with a Person not an Affiliate;

                           (b) make any advance or loan to any Affiliate or any
director or officer thereof or of the Company or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guarantee of any of the foregoing, except as expressly permitted by paragraph (c) of the definition of Permitted Investments; or

                           (c) pay any fees or expenses to, or reimburse or
assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any officer or director thereof, except as may be permitted in accordance with clauses (a) and (b) of this Section 7.8, and except as may be required pursuant to the Melvin and Irving Schottenstein Family Agreement dated October 11, 1993, in connection with certain registration rights of certain shareholders.

                  Section 7.9 RESTRICTIONS ON NEGATIVE PLEDGES. The Company will not permit, and will not permit any of its Subsidiaries to, enter into any agreement other than the Credit Agreement which prohibits or limits the ability of the Company, any of its Subsidiaries or any of the M/I Ancillary Businesses to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now or hereafter acquired.

         SECTION 8. CLOSING CONDITIONS.
         ------------------------------

         The obligations of the Purchaser to enter into this Agreement shall be subject to the satisfaction of the following conditions precedent on or prior to September 30, 1996:

                  Section 8.1 EXECUTION OF AGREEMENT. This Agreement shall have been duly executed and delivered by the Company, shall be in full force and effect and shall be in form and substance satisfactory to the Purchaser.

                  Section 8.2 CERTIFIED COPIES OF ORGANIZATIONAL DOCUMENTS. The Purchaser shall have received from the Company a copy, certified as of a recent date by the appropriate officer of each State in which the Company and its Subsidiaries is organized or is doing business, of the corporate charter of the Company and its Subsidiaries, or its qualification to do business, as applicable, as in effect on such date of certification.

                  Section 8.3 BYLAWS; RESOLUTIONS. All action on the part of the Company necessary for the valid execution, delivery and performance of the Note Documents to which the Company is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Purchaser shall have been provided to the Purchaser. The Purchaser shall have received from the Company true copies of its code of regulations and the resolutions adopted by its board of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

                  Section 8.4 INCUMBENCY CERTIFICATE; AUTHORIZED SIGNERS. The Purchaser shall have received from the Company an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Company, each of the Note Documents to which the Company is or is to become a party. The Purchaser shall have also received from the Company a certificate, dated as of the Closing Date, signed by a duly authorized officer of the Company and giving the name and specimen signature of each individual who shall be authorized to make Conversion Requests and to give notices and to take other action on behalf of the Company under the Note Documents.

                  Section 8.5 OPINION OF COUNSEL. The Purchaser shall have received a favorable opinion addressed to the Purchaser and dated as of the Closing Date, in form and substance satisfactory to the Purchaser from counsel to the Company as to such matters as the Purchaser shall reasonably request.

                  Section 8.6 PAYMENT OF FEES. The Company shall have paid to the Purchaser the commitment fee pursuant to Section 2.4.

                  Section 8.7 PERFORMANCE; NO DEFAULT. The Company shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

                  Section 8.8 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Company in the Note Documents or otherwise made by or on behalf of the Company or any Subsidiaries thereof in connection therewith or after the date thereof shall have been true and correct when made and shall also be true and correct on the Closing Date.

                  Section 8.9 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the transactions contemplated by this Agreement and the other Note Documents shall be reasonably satisfactory to the Purchaser and the Purchaser's counsel in form and substance, and the Purchaser shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, documents, assurances, consents and approvals as the Purchaser and the Purchaser's counsel may reasonably require.

                  Section 8.10 COMPLIANCE CERTIFICATE. A certificate dated as of the Closing Date executed by the principal financial or accounting officer of the Company demonstrating compliance with each of the covenants described in
Section 6.12, Section 7.1, Section 7.3, Section 7.4, Section 7.5 and Section 7.6 as of the most recent fiscal quarter end for which the Company has provided financial statements under Section 5.3 adjusted in the best good faith estimate of the Company as of the date of the Closing Date shall have been delivered to the Purchaser.

                  Section 8.11 SENIOR DEBT CONSENTS. The Purchaser shall have received evidence satisfactory to the Purchaser that all necessary consents of the holders of any portion of the Senior Debt required in connection with the consummation and effectiveness of the transactions contemplated by the Note Documents have been obtained.

                  Section 8.12 NO LEGAL IMPEDIMENT. The purchase of the Note by the Purchaser shall constitute a legal investment under the laws and regulations of each jurisdiction to which the Purchaser may be subject (without resort to any "basket" or "leeway" provision which permits the making of an investment without restriction as to the character of the particular investment being made), such purchase shall not subject the Purchaser to any tax, penalty, liability or other onerous condition in or pursuant to any applicable law or governmental regulation or order, and the offering and sale of the Note under this Agreement shall comply with all applicable federal and state securities laws and regulations; and the Purchaser shall receive such certificates or other evidence satisfactory to the Purchaser of compliance with this condition.

         SECTION 9. CONDITIONS TO FUNDING DATE.
         --------------------------------------

         The obligations of the Purchaser to purchase the Note shall also be subject to the satisfaction of the following conditions precedent:

                  Section 9.1 FUNDING DATE. The Company shall have delivered to the Purchaser not less than five (5) Business Days prior written notice of the occurrence of the Funding Date in accordance with the terms of this Agreement. In the event that the Company desires that the principal balance of the Note bear interest by reference to the LIBOR Rate commencing on the Funding Date, the Company shall so state in such notice. In the event that the Company shall fail to indicate its desire to have the principal of the Note bear interest by reference to the LIBOR Rate, the Company shall be deemed to have elected to have the principal of the Note bear interest by reference to the Base

Rate. Any such election to have the principal of the Note bear interest by reference to the LIBOR Rate shall be irrevocable.

                  Section 9.2 SATISFACTION OF EXISTING SUBORDINATED NOTES. The Company shall have delivered to the Purchaser such evidence as the Purchaser may require that the Existing Subordinated Notes have been or shall be contemporaneously with the purchase of the Note paid in full and that all obligations of the Company under the Indenture have been terminated.

                  Section 9.3 MATERIAL ADVERSE EFFECT. No fact, circumstance or condition shall have occurred or exist which may have a Material Adverse Effect.

                  Section 9.4 PRIOR CONDITIONS SATISFIED. All conditions set forth in Section 8 shall continue to be satisfied as of the Funding Date.

                  Section 9.5 REPRESENTATIONS TRUE; NO DEFAULT. Each of the representations and warranties made by or on behalf of the Company or any of its Subsidiaries contained in this Agreement, the other Note Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the Funding Date and no Default or Event of Default shall have occurred and be continuing. The Purchaser shall have received a certificate of the Company signed by an authorized officer of the Company to such effect.

                  Section 9.6 PROCEEDINGS AND DOCUMENTS. All proceedings in connection with the purchase of the Note shall be satisfactory in substance and in form to the Purchaser, and the Purchaser shall have received all information and such counterpart originals or certified or other copies of such documents as the Purchaser may reasonably request.

                  Section 9.7 DELIVERY OF NOTE. The Note shall have been duly executed and delivered by the Company to the Purchaser and shall be in full force and effect.

                  Section 9.8 DELIVERY OF UPDATED RESOLUTIONS, LEGAL OPINIONS, ETC. The Purchaser shall have received such of the items under Section 8.2,
Section 8.3, Section 8.4, Section 8.5, and Section 8.10 dated as of the Funding Date as the Purchaser may require.

                  Section 9.9 ACQUISITION OF INTEREST RATE CAP. The Company shall have acquired an interest rate cap providing to the Company an effective rate of interest on the principal face amount of the Note with respect to LIBOR Rate Obligations having an Interest Period of three (3) months as provided herein of not more than nine percent (9.0%) per annum (the "Interest Cap"). The term of the Interest Cap shall not expire before the date which is three (3) years after the Funding Date. The Interest Cap shall be provided by any bank which is a party to the Credit Agreement or a bank or other financial institution that has unsecured, uninsured and unguaranteed long-term debt which is rated at least A-3 by Moody's Investor Service, Inc. or at least A- by Standard & Poors Corporation.

                  Section 9.10 CAPITAL STOCK. The Company shall have delivered to the Purchaser such evidence as the Purchaser may reasonably require of the amount of outstanding voting capital stock of the Company owned or controlled by the Persons described in clause (b) of the definition of the term "Change of Control" as of the Funding Date.

                  Section 9.11 WAIVER OF CONDITIONS. If the Company fails to tender the Note to the Purchaser or the conditions specified in Section 9 have not been fulfilled (the Company hereby agreeing to cause such conditions to be satisfied), Purchaser may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this section shall operate to relieve the Company from any of its obligations hereunder or to waive any of the Purchaser's rights against the Company. Any of the conditions in this Section 9 may be waived by the Purchaser in its sole discretion.

         SECTION 10. EVENTS OF DEFAULT; ACCELERATION; ETC.
         -------------------------------------------------

                  Section 10.1 EVENTS OF DEFAULT AND ACCELERATION. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

                           (a) the Company shall fall to pay any principal of,
or premium, if any, on the Note when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or

                           (b) the Company shall fail to pay any interest on the
Note or any other sums due hereunder or under any of the other Note Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment; or

                           (c) the Company or any of its Subsidiaries shall fail
to comply with any of its other covenants contained in this Agreement or any of the other Note Documents; or

                           (d) any representation or warranty of the Company or
its Subsidiaries in this Agreement or any of the other Note Documents or in any other document or instrument delivered pursuant to or in connection with this Agreement shall prove to have been false in any respect upon the date when made or deemed to have been made or repeated; or

                           (e) the Company or any of its Subsidiaries shall fail
(i) to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received or other Indebtedness or Contingent Obligations in an amount equal to or greater than $5,000,000.00.00 in the aggregate for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof, or (ii) to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing borrowed money or credit received or other Indebtedness or Contingent Obligations in an amount equal to or greater than $5,000,000.00 in the aggregate and such failure shall have resulted in such obligation becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable; or

                           (f) the Company or any of its Subsidiaries, (1) shall
make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Company or any of its Subsidiaries or of any substantial part of the assets of any thereof, (2) shall commence any case or other proceeding relating to the Company or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (3) shall take any action to authorize or in furtherance of any of the foregoing;

                           (g) a petition or application shall be filed for the
appointment of a trustee or other custodian, liquidator or receiver of the Company or any of its Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against the Company or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and the Company or any of its Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 60 days following the filing or commencement thereof;

                           (h) a decree or order is entered appointing any such
trustee, custodian, liquidator or receiver or adjudicating the Company or any of its Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Company or any of its Subsidiaries, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

                           (i) there shall remain in force, undischarged,
unsatisfied and unstayed, for more than thirty days, whether or not consecutive, any uninsured final judgment against the Company or any of its Subsidiaries, that, with other outstanding uninsured final judgments, undischarged, against the Company or any of its Subsidiaries exceeds in the aggregate $2,000,000.00; or

                           (j) except as permitted in this Agreement, any
dissolution, termination, partial or complete liquidation, merger or consolidation of the Company or any of its Subsidiaries, or any sale, transfer or other disposition of any of the assets of the Company or any of its Subsidiaries; or

                           (k) (i) a Reportable Event shall occur with respect
to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or institution of proceedings is, in the opinion of the Purchaser, likely to result in the termination of such Plan for purposes of Title IV of ERISA, and, in the case of a Reportable Event, the continuance of such Reportable Event unremedied for 30 days after notice of such Reportable Event pursuant to Section 4043(a), (c) or (d) of ERISA is given or, in the case of institution of proceedings, the continuance of such proceedings for 30 days after commencement thereof, (ii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, or (iii) any other event or condition shall occur or exist with respect to a Single Employer Plan and in each case in clauses (i) through (iii) above, such event or condition, together with all other such events or conditions, if any, could subject the Company or any of its Subsidiaries to any tax, penalty or other liabilities in the aggregate material in relation to the business, operations, property or financial or other condition of the Company or of the Company and its Subsidiaries taken as a whole; or

                           (l) any of the Note Documents shall be canceled,
terminated, revoked or rescinded otherwise than in accordance with the terms thereof or as permitted by this Agreement or with the express prior written agreement, consent or approval of the Purchaser, or any action at law, suit or in equity or other legal proceeding to cancel, terminate, revoke or rescind any of the Note Documents shall be commenced by or on behalf of the Company or any of its Subsidiaries or any of their respective stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Note Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

then, and in any such event, so long as the same may be continuing, the Purchaser may by notice in writing to the Company declare all amounts owing with respect to this Agreement, the Note and the other Note Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; PROVIDED that in the event of any Event of Default specified in Section 10.1(f), Section 10.1(g) or Section 10.1(h), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Purchaser.

                  Section 10.2 CURE PERIODS. Notwithstanding anything contained in Section 10.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 10.1(a) or Section 10.1(b) in the event that the Company cures such default within ten (10) days following receipt of written notice of such default, provided, however, that Company shall not be entitled to receive more than two
(2) notices in the aggregate pursuant to this clause (i) in any period of 365 days ending on the date of any such occurrence of default, and provided further that no such cure period shall apply to any payments due upon the maturity of the Note, and (ii) no Event of Default shall exist hereunder upon the occurrence of any failure described in Section 10.1(c) in the event that the Company cures such default with thirty (30) days following receipt of written notice of such default.

                  Section 10.3 REMEDIES. In case any one or more Events of Default shall have occurred and whether or not the Purchaser shall have accelerated the maturity of the Note pursuant to Section 10.1, the Purchaser, if owed any amount with respect to the Note, may proceed to protect and enforce its rights and remedies under this Agreement, the Note or any of the other Note Documents by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement, the Note or any of the other Note Documents or otherwise and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Purchaser. No remedy herein conferred upon the Purchaser is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

         SECTION 11. SUBORDINATION OF THE NOTE.
         --------------------------------------

                  Section 11.1 CERTAIN DEFINITIONS. As used in this Section 11, the following terms have the following respective meanings:

                           (a) "BANKRUPTCY CODE" shall mean 11 U.S.C. Section
101 ET SEQ., as from time to time hereafter amended, and any successor or similar statute.

                           (b) "JUDICIAL PROCEEDING" shall mean one or more
proceedings by one or more holders of Superior Indebtedness aggregating not less than $15,000,000 before a state or federal court (having jurisdiction with respect thereto) to collect the entire amount of such Superior Indebtedness following an acceleration of the maturity thereof as a result of a default.

                           (c) "PERMISSIBLE SECURITIES" shall mean securities of
the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated, at least to the extent provided in this
Section 11 with respect to the Note, to the payment of all Superior Indebtedness at the time outstanding and all securities issued in exchange therefor.

                           (d) "SUBORDINATED INDEBTEDNESS" shall mean the
principal amount of the indebtedness evidenced by the Note, together with interest and premium, if any, due thereon or payable with respect thereto.

                           (e) "SUPERIOR INDEBTEDNESS" shall mean the principal
amount of the Senior Debt and the Additional Permitted Senior Debt, together with interest and premium, if any, due thereon or payable with respect thereto.

                  Section 11.2 SUBORDINATED INDEBTEDNESS SUBORDINATED TO SUPERIOR INDEBTEDNESS. The Company for itself and its successors and assigns, and for its Subsidiaries and the successors and assigns of such Subsidiaries, covenants and agrees, and each holder of any Subordinated Indebtedness, by its acceptance thereof, shall be deemed to have agreed, notwithstanding anything to the contrary in this Agreement, the Note or the Note Documents, that the payment of the Subordinated Indebtedness shall be subordinated to the extent and in the manner set forth in this Section 11, to the prior payment, or provision for payment, in full, of all Superior Indebtedness, and that each holder of Superior Indebtedness, whether now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Superior Indebtedness in reliance upon the provisions contained in this Section 11.

                  Section 11.3 DISSOLUTION, LIQUIDATION, REORGANIZATION, ETC. Upon any distribution of the assets of the Company (or any of its Subsidiaries) upon any dissolution, winding-up, liquidation, reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, reorganization, liquidation or receivership proceedings, or any similar proceeding (hereinafter a "Proceeding") relating to the Company or to its creditors, as such, then and in any such event:

                           (a) the holders of the Superior Indebtedness shall be
entitled to receive payment in full of all amounts due or to become due on or in respect of all Superior Indebtedness, before any payment, whether in cash, property or securities (other than Permissible Securities), is made on account of or applied to the Subordinated Indebtedness; and

                           (b) any payment, whether in cash, property or
securities (other than Permissible Securities), to which the holders of the Subordinated Indebtedness would be entitled except for the provisions of this
Section 11, shall be paid or delivered, to the extent permitted by law, by any debtor, custodian, liquidating trustee, agent or other person making such payment, directly to the holders of the Superior Indebtedness, or their representative or representatives, ratably according to the aggregate amounts remaining unpaid on account of such Superior Indebtedness, for application to the payment thereof, to the extent necessary to pay all such Superior Indebtedness in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Superior Indebtedness.

                  Upon any payment or distribution of assets referred to in this
Section 11, the holders of the Subordinated Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any Proceeding is pending, or a certificate of the debtor, custodian, liquidating trustee, agent or other person making any such payment or distribution to such holders, for the purpose of ascertaining the persons entitled to participate therein, the holders of the Superior Indebtedness, the then outstanding principal amount of the Superior Indebtedness, and any and all amounts payable thereon, the amount or amounts paid or distributed thereon, and all other facts pertinent thereto or to this Section 11.

                  In the event that payment or delivery by the Company of any cash, property, stock or other obligations to the holders of the Subordinated Indebtedness is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the provisions of this Section 11, and made by a court of competent jurisdiction in any Proceeding, no payment or delivery by the Company of such cash, property, stock, or other obligations payable or deliverable with respect to the Subordinated Indebtedness shall be made to the holders of the Superior Indebtedness.

                  Section 11.4 NO PAYMENT WITH RESPECT TO SUBORDINATED INDEBTEDNESS IN CERTAIN CIRCUMSTANCES.

                           (a) The Company will not, and will not permit any of
its Subsidiaries to, directly or indirectly, make or agree to make, and neither the holder nor any assignee or successor holder of any Subordinated Indebtedness will accept or receive any payment or distribution in cash, property or securities (other than Permissible Securities) by set-off or otherwise, direct or indirect, or by repurchase, redemption or retirement, of or on account of all or any portion of any Subordinated Indebtedness if, at the time of such payment or distribution or immediately after giving effect thereto:

                             (i) all of the following three conditions shall be
satisfied:

                                 (A) a default (a "Payment Default") in the payment when due of all or any portion of the principal of or premium, if any, or interest on any Superior Indebtedness shall have occurred;

                                 (B) such Payment Default shall not have been cured within any applicable cure period or waived in writing by the requisite holder or holders of such Superior Indebtedness; and

                                 (C) less than 120 days shall have elapsed after the date on which such Payment Default shall have occurred or, if any Judicial Proceeding shall have been commenced with respect to the Superior Indebtedness during said 120 day period, such Judicial Proceeding shall no longer be pending or shall no longer be pursued diligently and in good faith (the period during which the restrictions imposed by this subdivision (i) are in effect being hereafter referred to as a "Payment Default Blockage Period"); or

                            (ii) all of the following four conditions shall be
satisfied:

                                 (A) a default other than a Payment Default shall have occurred with respect to any Superior Indebtedness (a "Covenant Default") which permits the holder or holders thereof to accelerate the maturity thereof;

                                 (B) the Company and the holder or holders of the Subordinated Indebtedness shall have received written notice (given as provided in Section 13.6) (each a "Subordination Notice") of such Covenant Default from any holder or holders of such Superior Indebtedness, or their representative or representatives (which notice shall state that it is a "Subordination Notice" and shall make explicit reference to the provisions of this Section 11.4);

                                 (C) such Covenant Default shall not have been cured within any applicable cure period or waived in writing by the requisite holder or holders of the Superior Indebtedness with respect to which such Covenant Default shall have occurred; and

                                 (D) less than 120 days shall have elapsed after the date of receipt by the Company and the holders of the Subordinated Indebtedness of such Subordination Notice, or if any Judicial Proceeding shall have been commenced with respect to the Superior Indebtedness during said 120 day period, any such Judicial Proceeding shall no longer be pending or shall no longer be pursued diligently and in good faith (the period during which the restrictions imposed by this subdivision (ii) are in effect being hereinafter referred to as a "Covenant Default Blockage Period") (Payment Default Blockage Periods and Covenant Default Blockage Periods being hereinafter collectively referred to as the "Blockage Periods" and each as a "Blockage Period");

PROVIDED, however, that, for the purpose of this Section 11.4(a), (x) Blockage Periods shall not be in effect for more than an aggregate of 120 days during any period of 360 consecutive days, (y) Blockage Periods shall not be in effect on more than three occasions, and (z) no facts or circumstances known to the holders of Superior Indebtedness giving any Subordination Notice and constituting a Covenant Default on the date any Subordination Notice is given may be used as a basis for any subsequent Subordination Notice.

                           (a) The restrictions imposed by Section 11.4(a) shall
cease to apply and the Company may resume payments in respect of the Subordinated Indebtedness (including any payments which shall not have been made on account of the provisions of this Section 11, but excluding any payments which may have become due upon any acceleration of the maturity of the Subordinated Indebtedness) or any judgment with respect thereto, and may repurchase, redeem or retire the Note:

                                 (i) in the case of a Payment Default, upon the
earlier to occur of (A) the cure or written waiver thereof by the requisite holder or holders of the Superior Indebtedness with respect to which such Payment Default shall have occurred or (B) the expiration of the Payment Default Blockage Period or the earlier termination of such Blockage Period by such requisite holder or holders of such Superior Indebtedness; or

                                 (ii) in the case of a Covenant Default, upon
the earlier to occur of (A) the cure or written waiver of such Covenant Default by the requisite holder or holders of the Superior Indebtedness with respect to which such Covenant Default shall have occurred or (B) the expiration of the Covenant Default Blockage Period or the earlier termination of such Blockage Period by such requisite holder or holders of such Superior Indebtedness.

                  Section 11.5 PAYMENTS AND DISTRIBUTIONS RECEIVED. If any payment or distribution of any kind or character, whether in cash, property or securities (other than Permissible Securities), shall be received by any holder of any of the Subordinated Indebtedness in contravention of this Section 11, such payment or distribution shall, to the extent permitted by law, be held in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Superior Indebtedness, or their representative or representatives, ratably according to the aggregate amount remaining unpaid on account of such Superior Indebtedness, for application to the payment thereof, to the extent necessary to pay all such Superior Indebtedness in full, after giving effect to any concurrent payment or distribution, or provision therefor, to the holders of such Superior Indebtedness.

                  Section 11.6 SUBROGATION. Subject to the payment in full of all Superior Indebtedness, in case cash, property or securities otherwise payable or deliverable to the holders of the Subordinated Indebtedness shall have been applied pursuant to this Section 11 to the payment of Superior Indebtedness, then and in each such case, the holders of the Subordinated Indebtedness shall be subrogated to the rights of each holder of Superior Indebtedness to receive any further payment or distribution in respect of or applicable to the Superior Indebtedness; and, for the purposes of such subrogation, no payment or distribution to the holders of Superior Indebtedness of any cash, property or securities to which any holder of Subordinated Indebtedness would be entitled except for the provisions of this Section 11 shall, and no payment over pursuant to the provisions of this Section 11 to the holders of Superior Indebtedness by the holders of the Subordinated Indebtedness shall as between the Company, its creditors other than the holders of Superior Indebtedness and the holders of Subordinated Indebtedness, be deemed to be a payment by the Company to or on account of Superior Indebtedness.

                  Section 11.7 OBLIGATIONS UNIMPAIRED. The provisions of this
Section 11 are solely for the purpose of defining the relative rights of the holders of Superior Indebtedness on the one hand and the holders of Subordinated Indebtedness on the other hand, and (a) subject to the rights, if any, under this Section 11 of the holders of Superior Indebtedness, nothing in this Section 11 shall (i) impair as between the Company and the holder of any Subordinated Indebtedness the obligation of the Company, which is unconditional and absolute, to pay to the holder thereof all amounts due thereon in accordance with the terms thereof or (ii) prevent the holder of any Subordinated Indebtedness from exercising all remedies otherwise available to such holder, whether arising under the Note, the Note Documents, applicable law or otherwise, or (iii) affect the relative rights of the holders of the Subordinated Indebtedness and creditors of the Company other than the holders of the Superior Indebtedness, and (b) no Person is entitled to any third party beneficiary rights or other similar rights on account of or under this Section 11 other than the holders of the Superior Indebtedness. The failure to make any payment due in respect of the Subordinated Indebtedness or to comply with any of the terms and conditions of the Note or the Note Documents by reason of any provision of this Section 11 shall not be construed as preventing the occurrence of any Default or Event of Default with respect to the Subordinated Indebtedness.

         Nothing in this Section 11 or elsewhere in this Agreement, the Note or the other Note Documents is intended to or shall affect the obligation of the Company to make, or prevent the Company from making, at any time except during the pendency of any Proceeding described in Section 11.3, and except during the continuance of any Blockage Period specified in Section 11.4, payments at any time of the principal of, interest on, or premium on, the Note or to repurchase, retire or redeem the Note.

                  Section 11.8 HOLDERS OF SUBORDINATED INDEBTEDNESS ENTITLED TO ASSUME PAYMENTS NOT PROHIBITED IN ABSENCE OF NOTICE. The Company shall give prompt written notice to each holder of Subordinated Indebtedness of any fact known to the Company which would prohibit the making of any payment in respect of the Subordinated Indebtedness, and shall provide to each such holder the names and addresses of the holders of the Superior Indebtedness, or their representatives. The holders of the Subordinated Indebtedness shall be entitled to rely on the foregoing list without independent verification. No holder of Subordinated Indebtedness shall at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to it, unless and until such holder shall have received written notice thereof (given as provided in Section 13.6) from the Company or from any holder of Superior Indebtedness or any agent or representative thereof. Prior to the receipt of any such notice, each holder of Subordinated Indebtedness shall be entitled to assume conclusively that no such facts exist, without, however, limiting any right of any holder of Superior Indebtedness under this Section 11 to recover from any holder of the Subordinated Indebtedness any payment made in contravention of this Section 11. Each payment on the Subordinated Indebtedness or repurchase, retirement or redemption of the Note by the Company shall be deemed to constitute a representation by the Company that such payment or repurchase, retirement or redemption is permitted to be paid or made by the Company under this Section 11.

         Each holder of Subordinated Indebtedness shall be entitled to rely on the delivery to it of a written notice by a person representing himself to be a holder of Superior Indebtedness or to be the agent or representative of any holder of Superior Indebtedness to establish that such notice has been given by any such person. In the event that such holder of Subordinated Indebtedness determines in good faith that further evidence is required with respect to the right of any such person to participate in any payment or distribution pursuant to this Section 11, such holder of Subordinated Indebtedness may request such person to furnish evidence to the reasonable satisfaction of such holder of Subordinated Indebtedness as to any fact pertinent to the rights of such person under this Section 11, and if such evidence is not furnished, such holder of Subordinated Indebtedness may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

                  Section 11.9 SECTION 11 NOT TO PREVENT EVENTS OF DEFAULT. The failure to make a payment on account of principal or interest, or premium, on the Note or to repurchase, retire or redeem the Note by reason of any provision in this Section 11 shall not be construed as preventing the occurrence of an Event of Default under Section 10.1.

         SECTION 12. EXPENSES.
         ---------------------

         The Company agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Note Documents and the other agreements and instruments mentioned herein, (b) any stamp or other taxes (including any interest and penalties in respect thereto) which may be payable or be determined to be in connection with the execution and delivery of this Agreement and the Note, whether or not the Note is then outstanding (and the Company shall indemnify and hold the Purchaser harmless against any liability in respect to such taxes), (c) the reasonable fees, expenses and disbursements of the Purchaser's counsel (including an allocation for any in-house counsel) incurred in connection with the preparation, execution and delivery of this Agreement, the Note and the other Note Documents and the transactions contemplated hereby, and any amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the cost of delivering to or from Purchaser's office, insured to the Purchaser's satisfaction, the Note purchased by the Purchaser on the Funding Date, any Note surrendered by the Purchaser to the Company pursuant to this Agreement and any Note issued to the Purchaser in substitution or replacement for a surrendered Note, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, which attorneys may be employees of the Purchaser) incurred by the Purchaser in connection with the enforcement of or preservation of rights under any of the Note Documents against the Company or the administration thereof after the occurrence of a Default or Event of Default. The Purchaser shall pay its own legal fees and expenses incurred in connection with a transfer of the Note or any portion thereof. The covenants of this Section 12 shall survive payment or satisfaction of payment of amounts owing with respect to the Note.

         SECTION 13. MISCELLANEOUS.
         --------------------------

                  Section 13.1 REGISTERED NOTES. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Note (hereinafter called the "Note Register"), and the Company will register or transfer or cause to be registered or transferred the Note as hereinafter provided. At any time and from time to time the registered holder of the Note may transfer the Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of the Note or its attorney duly authorized in writing. The Person in whose name the Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes of this Agreement, and the Company shall not be affected by any notice or knowledge to the contrary. Payment of or on account of the principal, premium, if any, and interest on the Note shall be made to or upon the written order of such registered holder.

                  Section 13.2 EXCHANGE OF NOTES. At any time, and from time to time, upon not less than ten days' notice to that effect given by the registered holder of the Note pursuant to Section 13.6, and, upon surrender of the Note at its office, the Company will deliver in exchange therefor, without expense to the Purchaser, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, in denominations of $100,000.00 or in any amount in excess thereof as the Purchaser shall specify dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, payable to such Person or Persons, or order, as may be designated by the Purchaser, and otherwise of the same form and tenor as the Note so surrendered for exchange.

                  Section 13.3 LOSS, THEFT, ETC. OF NOTES. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of the Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Purchaser a new Note, of the same form and tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If the Purchaser or any subsequent institutional holder is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of lost, theft or destruction and of its ownership of the Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and nothing further shall be required as a condition to the execution and delivery of a new Note.

                  Section 13.4 SURVIVAL OF COVENANTS. All covenants, agreements, representations and warranties made herein, in the Note, in any of the other Note Documents or in any documents or other papers delivered by or on behalf of the Company pursuant hereto shall be deemed to have been relied upon by the Purchaser, notwithstanding any investigation heretofore or hereafter made by it, and shall survive the execution of this Agreement and the purchase of the Note by Purchaser, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Note or any of the other Note Documents remains outstanding. The indemnification obligations of the Company provided herein shall survive the full repayment of amounts due and the termination of the obligations of the Purchaser hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to the Purchaser at any time by or on behalf of the Company or any of the Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Company hereunder.

                  Section 13.5 WAIVER OF STAY, EXTENSION OR USURY. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Note as contemplated herein, wherever enacted, now or at any time hereafter enforced, or which may effect the covenants or the performance of this Agreement or the Note or the other Note Documents and (to the extent that it may lawfully do so), the Company hereby expressly waives all benefit or advantage of any such law.

                  Section 13.6 NOTICES. Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement or the Note (hereinafter in this Section 13.6 referred to as "Notice"), must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postage prepaid and registered or certified, return receipt requested, as follows:

         If to the Company:         M/I Schottenstein Homes, Inc.
                                    41 South High Street
                                    24th Floor
                                    Columbus, Ohio 43215
                                    Attn: Ms. Kerrii B. Anderson

         With a copy to:            M/I Schottenstein Homes, Inc.
                                    41 South High Street
                                    24th Floor
                                    Columbus, Ohio   43215
                                    Attn:  Paul S. Coppel, Esq.

         If to the Purchaser:       The First National Bank of Boston
                                    115 Perimeter Center Place, N.E.
                                    Suite 500
                                    Atlanta, Georgia 30346
                                    Attn:   Mr. Kevin C. Hake

         With a copy to:            The First National Bank of Boston
                                    100 Federal Street
                                    Boston, Massachusetts 02110
                                    Attn:  Real Estate Department

Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, the Company or the Purchaser shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

                  Section 13.7 GOVERNING LAW. THIS AGREEMENT AND THE NOTE ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH COMMONWEALTH (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW). THE COMPANY AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER NOTE DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE COMPANY BY MAIL AT THE ADDRESS SPECIFIED IN Section
13.6 THE COMPANY HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

                  Section 13.8 HEADINGS. The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

                  Section 13.9 COUNTERPARTS. This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

                  Section 13.10 ENTIRE AGREEMENT, ETC. The Note Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 13.11.

                  Section 13.11 CONSENTS, AMENDMENTS, WAIVERS, ETC. Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement or the other Note Documents may be given, and any term of this Agreement or the other Note Documents or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Company of any terms of this Agreement or the other Note Documents or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Purchaser. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Purchaser in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the Company shall entitle the Company to other or further notice or demand in similar or other circumstances.

                  Section 13.12 SEVERABILITY. The provisions of this Agreement and the other Note Documents are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement and the other Note Documents in any jurisdiction.

                  Section 13.13 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Purchaser and its successors and assigns, including each successive holder or holders of the Note. Notwithstanding the foregoing, the Company may not assign any of its rights or obligations under the Note Documents without the prior written consent of the Purchaser.

                  Section 13.14 WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE PURCHASER HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION

WITH THIS AGREEMENT, THE NOTE OR ANY OF THE OTHER NOTE DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. THE COMPANY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF PURCHASER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE PURCHASER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT THE PURCHASER HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER NOTE DOCUMENTS TO WHICH IT IS A PARTY BY, AMONG OTHER THINGS, THE WAIVER AND CERTIFICATION CONTAINED IN THIS Section 13.14.

                  Section 13.15 MULTIPLE HOLDERS OF THE NOTE. In the event that the Purchaser shall transfer all or any portion of the Note, the effect of which is that there shall be two or more holders of the Note who shall be the "Purchaser" hereunder, then such holders and their successors and assigns may by agreement among themselves determine the number of such holders that must approve or agree upon the actions that are required or permitted to be taken by the Purchaser pursuant to this Agreement and the other Note Documents (including without limitation, the declaration or waiver of defaults, the exercise of remedies, the approval of amendments or the waiver of covenants of the Company and its Subsidiaries). Such holders may designate a trustee or agent to act on their behalf pursuant to this Agreement and the other Note Documents. Such holders shall disclose to the Company the number of holders whose consent or approval may be required for any such action or approval. The Company agrees to enter into such amendments to this Agreement and the other Note Documents as reasonably may be requested by such holders to effectuate the provisions of this
Section 13.15, provided that no such amendment otherwise alters the obligations of the Company hereunder.

                  Section 13.16 RELATIONSHIP. The relationship between the Purchaser and the Company is solely that of a creditor and debtor, and nothing contained herein in any of the other Note Documents or elsewhere shall in any manner be construed as making the parties hereto partners, shareholders, joint venturers or any other relationship other than creditor and debtor. In addition, the Company agrees that notwithstanding the Purchaser's participation as a bank under the Credit Agreement or its capacity now or hereafter as a holder of any other Senior Debt or Additional Permitted Senior Debt, in any proceeding relating to the Company or any of its Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution, liquidation or similar proceeding, the Company will not challenge the Purchaser's right to receive payment of the Indebtedness evidenced by the Note as a creditor of the Company on the grounds of the equitable subordination principles contained in Section 510 of Bankruptcy Code or any similar provision under any applicable law. The covenants contained in this Section 13.16 are a material consideration and inducement to the Purchaser to purchase the Note.

                  Section 13.17 TIME OF THE ESSENCE. Time is of the essence with respect to each and every covenant, agreement and obligation of the Company under this Agreement and the other Note Documents.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                     COMPANY:
                                     --------

                                     M/I SCHOTTENSTEIN HOMES, INC.,
                                     an Ohio corporation



                                     By:
                                        Name:   ________________________________
                                        Title:  ________________________________

                                     Attest:____________________________________
                                        Name: __________________________________
                                        Title:   _______________________________














                       [SIGNATURES CONTINUED ON NEXT PAGE]

                                           PURCHASER:
                                           ----------

                                           THE FIRST NATIONAL BANK OF BOSTON


                                           By: _____________________________
                                               Kevin C. Hake, Director

                                    EXHIBIT A
                                    ---------


                          M/I SCHOTTENSTEIN HOMES, INC.
                     VARIABLE RATE SENIOR SUBORDINATED NOTE



                        THIS NOTE HAS NOT BEEN REGISTERED
               PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE MAY BE OFFERED OR SOLD ONLY IF REGISTERED UNDER SAID
         ACT OR IF AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.



$25,000,000.00                                       December __, 1996


         FOR VALUE RECEIVED, the undersigned M/I SCHOTTENSTEIN HOMES, INC., an Ohio corporation, hereby promises to pay to ______________________________ or order, in accordance with the terms of that certain Note Purchase Agreement dated September 30, 1996 (the "Note Purchase Agreement"), as from time to time in effect, among the undersigned and The First National Bank of Boston, to the extent not sooner paid, on or before the Maturity Date the principal sum of TWENTY-FIVE MILLION AND NO/100 DOLLARS ($25,000,000.00), with daily interest from the date hereof, computed as provided in the Note Purchase Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Note Purchase Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest and late charges at the rates provided in the Note Purchase Agreement. Interest shall be payable on the dates specified in the Note Purchase Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement.

         Payments hereunder shall be made to the Purchaser's Head Office or such other address as may be specified by the holder hereof.

         This Note is issued under and pursuant to and is entitled to the benefits of and subject to the provisions of the Note Purchase Agreement. The principal of this Note may be due and payable in whole or in part prior to the maturity date stated above and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Note Purchase Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Note Purchase Agreement.

         Notwithstanding anything in this Note to the contrary, all agreements between the Company and the Purchaser, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Note or otherwise, shall the interest contracted for, charged or received by the Purchaser exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Purchaser in excess of the maximum lawful amount, the interest payable to the Purchaser shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Purchaser shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Note and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Note, such excess shall be refunded to the Company. All interest paid or agreed to be paid to the Purchaser shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Note (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the Company and the Purchaser.

         In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in the Note Purchase Agreement.

         This Note shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without giving effect to the conflict of laws rules of any jurisdiction).

         The undersigned maker hereby waives presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Note Purchase Agreement, and assents to extensions of time of payment or forbearance or other indulgence without notice.

         This Note and the indebtedness evidenced hereby, including principal, interest and premium, if any, shall at all times be and remain subordinate to any and all Superior Indebtedness, as defined in the Note Purchase Agreement, all on the terms and to the extent set forth in the Note Purchase Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

         IN WITNESS WHEREOF the undersigned has executed this Note under seal as of the day and year first above written.

                                     M/I SCHOTTENSTEIN HOMES, INC.,
                                     an Ohio corporation



                                     By:
                                        Name:   ________________________________
                                        Title:  ________________________________

                                     Attest:____________________________________
                                        Name: __________________________________
                                        Title:   _______________________________

                                    EXHIBIT B
                                    ---------

                      FORM OF REQUEST FOR EXTENSION OF NOTE

The First National Bank of Boston
115 Perimeter Center Place, N.E.
Suite 500
Atlanta, Georgia 30346
Attn:  Kevin C. Hake

Ladies and Gentlemen:

         Pursuant to the provisions of Section 3.2 of the Note Purchase Agreement dated September 30, 1996, as from time to time in effect (the "Agreement"), among M/I Schottenstein Homes, Inc. (the "Company") and The First National Bank of Boston, the Company hereby requests and certifies as follows:

         1. EXTENSION REQUEST. The Company hereby irrevocably requests that the Maturity Date be extended as provided in Section 3.2 of the Agreement.

         2. NO DEFAULT. The undersigned chief financial or chief accounting officer of the Company certifies that the Company is and will be in compliance with all covenants under the Note Documents after giving effect to the extension requested hereby. Attached to this Request for Extension of Note is a certificate prepared using the financial statements of the Company most recently provided or required to be provided under Section 6.4 of the Agreement, adjusted in the best good-faith estimate of the Company to give effect to the extension of the Note requested hereby and demonstrating compliance with each of the covenants described in Section 6.12, Section 7.1, Section 7.3, Section 7.4,
Section 7.5 and Section 7.6.

         3. REPRESENTATIONS TRUE. Each of the representations and warranties made by or on behalf of the and its Subsidiaries contained in the Agreement or in any document or instrument delivered pursuant to or in connection with the Agreement was true as of the date as of which it was made and shall also be true at and as of the Maturity Date (without regard to such extension request) with the same effect as if made at and as of the Maturity Date (without regard to such extension request) (except to the extent of changes resulting from transactions contemplated or permitted by the Agreement) and no Default or Event of Default has occurred and is continuing.

         4. OTHER CONDITIONS. All other conditions to the extension to the Loan requested hereby set forth in Section 3.2 of the Agreement have been satisfied, other than the payment of the fee required by Section 3.2(b)(i), which fee shall be paid on or prior to the effective date of the extension.

         5. DATE. Except to the extent, if any, specified by notice actually received by the Purchaser prior to the Maturity Date (without regard to such extension request) specified above, the foregoing representations and warranties shall be deemed to have been made by the Company on and as of the Maturity Date (without regard to such extension request).

         6. DEFINITIONS. Terms defined in the Agreement are used herein with the meanings so defined.

         IN WITNESS WHEREOF, I have hereunto set my hand this _____ day of ______________, 199__.

                                        M/I SCHOTTENSTEIN HOMES, INC.,
                                        an Ohio corporation



                                        By:
                                          Chief Financial or Accounting Officer

                                SCHEDULE 5.15(a)
                                ----------------

                           SUBSIDIARIES OF THE COMPANY


1. M/I Financial Corp., an Ohio corporation. M/I Financial Corp. is wholly-owned by the Company.

                                SCHEDULE 5.15(b)
                                ----------------

                   SCHEDULE OF PARTNERSHIPS AND JOINT VENTURES